Exhibit 99.1

             AUDITED CONSOLIDATED FINANCIAL INFORMATION OF HYDER PLC

                          INDEX TO FINANCIAL STATEMENTS
                                    HYDER PLC

Report of Independent Accountants...........................................F-1
Principal Accounting Policies...............................................F-2
Consolidated Profit and Loss Accounts for the Years Ended 31
  March 2000, 1999 and 1998.................................................F-7
Balance Sheets at 31 March 2000 and 1999....................................F-9
Consolidated Cash Flow Statements for the Years Ended 31
  March 2000, 1999 and 1998................................................F-10
Statement of Total Recognised Gains and Losses for the Year
  Ended March 2000, 1999 and 1998..........................................F-12
Reconciliation of Movements in Shareholders' Funds for the
  Year Ended 31 March 2000, 1999 and 1998..................................F-12
Notes to the Financial Statements..........................................F-13

          REPORT OF INDEPENDENT ACCOUNTANTS AND FINANCIAL STATEMENTS OF

                                    HYDER PLC

                     AS REQUIRED BY REGULATION S-X 210.3-05


                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Hyder plc

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of profit and loss account, cash flows, total recognized gains and losses, and reconciliation of movements in shareholders' funds, present fairly, in all material respects, the financial position of Hyder plc and its subsidiaries at March 31, 2000 and March 31, 1999, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 2000, in conformity with accounting principles which are generally accepted in the United Kingdom. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards in the United States and United Kingdom, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of consolidated net income expressed in British Pounds Sterling for each of the three years in the period ended March 31, 2000 and the determination of consolidated shareholders' equity and consolidated financial position also expressed in British Pounds Sterling at March 31, 2000 and 1999 to the extent summarized in Note 45 to the consolidated financial statements.

PricewaterhouseCoopers
Cardiff, United Kingdom

July 12, 2000, except for the contents of Note 45
which is as of August 18, 2000

                                    HYDER PLC
                          PRINCIPAL ACCOUNTING POLICIES

     The financial statements have been prepared in accordance with Accounting Standards applicable in the United Kingdom and, except for the treatment of investment properties and certain grants and customer contributions, comply with the Companies Act 1985. An explanation of these departures from the requirements of the Companies Act 1985 are given in the "Grants, customer contributions and infrastructure charges" and "Investment properties" sections below and notes 14(d) and 15 respectively. A summary of the principal group accounting policies, which have been consistently applied, is shown below.

CHANGES IN PRESENTATION OF FINANCIAL INFORMATION

     Since the previous directors' report and financial statements, the Accounting Standards Board has issued Financial Reporting Standard (FRS) 16 -- Current tax. In addition the Urgent Issues Task Force (UITF) has issued a number of abstracts in the year. FRS 15 -- Tangible fixed assets became mandatory in respect of the year ended 31 March 2000. In preparing the accounts for the year ended 31 March 1999, only the section of FRS 15 on infrastructure maintenance accounting had been adopted. Where relevant these financial statements comply with the new standards and UITF abstracts and have adopted in full FRS 15. Where appropriate comparative figures have been restated.

BASIS OF ACCOUNTING

     These financial statements have been prepared in accordance with the historical cost convention, as modified by the inclusion of an external professional valuation of the group's interest in certain investment properties.

BASIS OF CONSOLIDATION

     The group financial statements comprise a consolidation of the financial statements of Hyder plc and all its subsidiary undertakings and include the group's share of the profits or losses and net assets of joint venture and associated undertakings. The financial statements of the holding company and each subsidiary company are prepared to 31 March. Uniform accounting policies are adopted throughout the group.

ACQUISITIONS AND DISPOSALS

     The results of companies and businesses acquired or disposed of during the year are dealt with in the consolidated financial statements from the date of acquisition or until the date of disposal. Where appropriate, adjustments are made to bring different accounting policies of newly acquired companies into line with the existing group accounting policies.

     Goodwill arising from the purchase of subsidiary undertakings and investments in associated undertakings prior to the introduction of FRS 10 -- Goodwill and intangible fixed assets, representing the excess of the fair value of the purchase consideration (including costs of acquisition) over the fair value of net assets acquired, was written off against consolidated reserves in the year of acquisition. Goodwill, positive and negative, arising on acquisitions after 1 April 1997 is treated in accordance with FRS 10 and, where appropriate, is capitalised and amortised over its expected useful economic life.

     The profit or loss on the disposal of a previously acquired business is derived after adjusting for the attributable amount of purchased goodwill relating to that business not already charged to the profit and loss account.

TURNOVER

     Turnover represents the income receivable in the ordinary course of business for services provided and excludes value added tax.

JOINT VENTURES AND ASSOCIATED UNDERTAKINGS

     The group's share of results of joint ventures and associated undertakings is included in the consolidated financial statements based on the latest audited accounts for each joint venture or associated undertaking and the management accounts for the relevant period up to 31 March.

EXCEPTIONAL ITEMS

     Exceptional items are those that need to be disclosed by virtue of their size and incidence. Such items are included within operating profit unless they represent profits or losses on the sale or termination of an operation, costs of a fundamental reorganisation or restructuring having a material effect on the nature and focus of the group, or profits or losses on the disposal of fixed assets. In these cases, separate disclosure is provided on the face of the profit and loss account after operating profit.

INTANGIBLE FIXED ASSETS

     Intangible fixed assets are included at cost and are amortised over their estimated useful economic lives.

TANGIBLE FIXED ASSETS AND DEPRECIATION

     Tangible fixed assets comprise:

          (i) water and sewerage infrastructure assets (being mains and sewers, impounding and pumped raw water storage reservoirs, dams, sludge pipelines and sea outfalls); and

          (ii) other assets (including properties, overground water and sewerage operational structures, electricity distribution networks, equipment and fixtures and fittings).

WATER AND SEWERAGE INFRASTRUCTURE ASSETS

     Infrastructure assets comprise a network of systems. Expenditure on infrastructure assets relating to increases in capacity or enhancements of the network and on maintaining the operating capability of the network in accordance with defined standards of service, is treated as additions which are included at cost after deducting grants and contributions.

     The depreciation charge on infrastructure assets is the level of annual expenditure required to maintain the operating capability of the network which is based on the independently certified asset management plan.

OTHER ASSETS

     Other assets are included at cost less accumulated depreciation. Freehold land is not depreciated. Other assets are depreciated over their estimated useful economic lives, which are principally as follows:

Freehold buildings..........................................                   30-60 years
Leasehold properties........................................  over the period of the lease
Water and sewerage operational structures...................                   40-80 years
Electricity distribution network assets.....................                      40 years
Fixed plant.................................................                   20-40 years
Vehicles, mobile plant, equipment, computer hardware &
  capitalised software......................................                    3-10 years

     Assets in the course of construction are not depreciated until commissioned.

     Electricity distribution network assets are depreciated at 3% per year for the first 20 years and 2% per year thereafter. All other assets are depreciated evenly over their estimated economic life.

LEASED ASSETS

     Where assets are financed by leasing arrangements which transfer substantially all the risks and rewards of ownership of an asset to the lessee (finance leases), the assets are treated as if they had been purchased and the corresponding capital cost is shown as an obligation to the lessor. Leasing payments are treated as consisting of a capital element and finance costs, the capital element reducing the obligation to the lessor and the finance charges being written off to the profit and loss account over the period of the lease in reducing amounts in relation to the written down amount. The assets are depreciated over the shorter of their estimated useful life and the lease period. All other leases are regarded as operating leases. Rental costs arising under operating leases are charged to the profit and loss account in the year to which they relate.

     Operating lease income receivable as lessor is recognised on a straight-line basis over the term of the lease.

GRANTS, CUSTOMER CONTRIBUTIONS AND INFRASTRUCTURE CHARGES

     Grants and customer contributions receivable relating to water and sewerage infrastructure assets have been deducted from the cost of fixed assets. This is not in accordance with the Companies Act 1985 which requires tangible fixed assets to be shown at cost and hence grants and contributions as deferred income. This departure from the requirements of the Companies Act 1985 is, in the opinion of the directors, necessary for the financial statements to show a true and fair view as while a provision is made for depreciation of infrastructure assets, these assets do not have determinable finite lives and therefore no basis exists on which to recognise grants and customer contributions as deferred income. The effect of this treatment on the value of tangible fixed assets is disclosed in note 14(d).

     Grants and customer contributions in respect of expenditure on other fixed assets are treated as deferred income and recognised in the profit and loss account over the expected useful economic lives of the related assets.

     Certain contributions noted above are wholly or partially refundable to electricity customers if an agreed volume of electricity is distributed to them. Such contributions are included in creditors until there is no further liability to make refunds.

INVESTMENT PROPERTIES

     In accordance with Statement of Standard Accounting Practice No. 19 "Accounting for Investment Properties", investment properties are included in the balance sheet at open market value. Depreciation is not applied, except where properties are held by the group on leasehold with an unexpired term of 20 years or less. This treatment departs from the general requirement of the Companies Act 1985 to provide depreciation on any asset which has a limited useful economic life. The directors consider that, as these properties are not held for consumption but for investment, to depreciate them would not give a true and fair view and thus it is necessary to adopt SSAP 19 in order to give a true and fair view (note 15).

     Profits and losses on the disposal of investment properties are calculated as the difference between the net sale proceeds and the net carrying value in the accounts (ie the value at the latest valuation). Any revaluation surplus or deficiency held within a revaluation reserve relating to the asset disposed of is released to profit and loss as a movement on reserves, and therefore does not impact on the statement of recognised gains and losses.

INVESTMENTS

     Long term investments held as fixed assets are stated at cost less amounts written off or provided to reflect impairments in value. Those held as current assets are stated at the lower of cost and net realisable value.

     Long term investments in infrastructure projects are recognised at the total committed amounts for equity and loan stock with outstanding commitments being disclosed as amounts due to associated undertakings and joint ventures.

STOCKS AND WORK IN PROGRESS

     Stocks are stated at the lower of cost and net realisable value which takes account of any provision necessary to recognise damage and obsolescence. Work in progress is valued at the lower of cost and net realisable value. Cost includes labour, materials, transport and directly attributable overheads.

AMOUNTS RECOVERABLE ON LONG TERM CONTRACTS

     Amounts recoverable on long term contracts represent work undertaken but not yet invoiced to customers. These amounts, which are included in debtors, are stated at cost plus attributable profit, to the extent that such profit is reasonably certain and after making provision for any foreseeable losses in completing contracts, less payments on account. For this purpose, cost comprises the direct costs of providing the service, together with directly attributable overheads.

PENSION COSTS

     Contributions are charged to the profit and loss account so as to spread the cost of pensions over employees' working lives with the group. Contribution rates are based on the advice of a professionally qualified actuary. Any difference between the charge to the profit and loss account and contributions paid is shown as an asset or liability in the balance sheet.

FOREIGN CURRENCIES

     On consolidation, balance sheets and profit and loss accounts of subsidiary undertakings are translated into sterling at closing rates of exchange. Exchange differences resulting from the translation at closing rates of net investments in subsidiary and associated undertakings are dealt with in the statement of total recognised gains and losses.

     Fixed asset investments denominated in foreign currencies which are hedged by related currency borrowings are translated into sterling at the rate of exchange ruling at the end of the financial year. The gains or losses arising from the retranslation of these investments at each year end are offset against those gains and losses arising on the retranslation of the related foreign exchange borrowings. Those fixed asset investments which are not hedged by related foreign currency borrowings are translated into sterling at the rate of exchange ruling at the date of acquisition.

     All other exchange gains or losses on settlement or translation at closing rates of exchange of monetary assets and liabilities are included in the determination of profit for the year.

FINANCIAL INSTRUMENTS

     Derivative instruments utilised by the group are currency swaps, currency forward exchange contracts, and interest rate swaps. Derivative instruments are used for hedging purposes to alter the risk profile of existing underlying exposures within the group. Currency swap agreements and currency forward exchange contracts are translated at the rates ruling in the agreements and contracts.

     Interest differentials, under interest swap arrangements used to manage interest rate exposure on borrowings and current asset investments, are recognised by adjusting interest payable or receivable as appropriate.

RESEARCH AND DEVELOPMENT

     Research and development expenditure is charged to the profit and loss account in the year in which it is incurred.

DEFERRED TAXATION

     Provision is made for deferred taxation, using the liability method, on all material timing differences to the extent that it is probable that a liability or asset will crystallise.

QUALIFYING EMPLOYEE SHARE OPTION TRUST (QUEST)

     The consolidated accounts include the shares in the company held by the group's Quest (note 30(c)). The shares held are included as fixed asset investments and are stated at cost less amounts provided to reflect impairment in value. Under the rules of the Quest dividends have been waived by the trustee. The expenses of the Quest which are borne by the group are expensed as incurred.

LONG TERM INCENTIVE PLAN (L-TIP)

     The consolidated accounts include the shares in the company held by the group's L-Tip (note 30(b)). Whilst the L-Tips are capable of vesting to the directors the cost of the ordinary shares are written off against profits over the three year performance period to which the conditional allocation relates. The cost of shares which have lapsed under the L-Tip criteria are credited to profits. The shares held are included in fixed assets investments and are stated at cost less amounts provided to reflect impairment in value.

                                    HYDER PLC
                      CONSOLIDATED PROFIT AND LOSS ACCOUNTS
                          FOR THE YEARS ENDED 31 MARCH

                                                                            1999       1998
                                                        NOTE     2000     RESTATED   RESTATED
                                                       ------  --------   --------   --------
                                                                  LM         LM         LM
TURNOVER:
Group and share of joint ventures -- continuing
  operations.........................................             810.8     709.7      664.3
Less: share of joint ventures........................             (30.9)     (7.9)      (6.9)
                                                               --------   -------    -------
Group turnover -- continuing operations..............             779.9     701.8      657.4
Group turnover -- discontinued operations............             506.0     592.6      527.7
                                                               --------   -------    -------
Group turnover.......................................  2&3      1,285.9   1,294.4    1,185.1
                                                               --------   -------    -------
NET OPERATING COSTS:.................................    4
Continuing operations................................            (615.8)   (431.2)    (417.8)
Discontinued operations..............................            (509.7)   (566.6)    (522.6)
                                                               --------   -------    -------
                                                               (1,125.5)   (997.8)    (940.4)
                                                               --------   -------    -------
GROUP OPERATING PROFIT:
Continuing operations................................             164.1     270.6      239.6
Discontinued operations..............................              (3.7)     26.0        5.1
                                                               --------   -------    -------
                                                                  160.4     296.6      244.7
                                                               --------   -------    -------
GROUP OPERATING PROFIT BEFORE EXCEPTIONAL ITEMS:
Continuing operations................................             274.8     270.6      279.6
Discontinued operations..............................              14.2      26.0        5.1
                                                               --------   -------    -------
                                                                  289.0     296.6      284.7
EXCEPTIONAL ITEMS:...................................    5
Continuing operations................................            (110.7)       --      (40.0)
Discontinued operations..............................             (17.9)       --         --
                                                               --------   -------    -------
                                                                 (128.6)       --         --
                                                               --------   -------    -------
GROUP OPERATING PROFIT AFTER EXCEPTIONAL ITEMS:
Continuing operations................................             164.1     270.6      239.6
Discontinued operations..............................              (3.7)     26.0        5.1
                                                               --------   -------    -------
                                                                  160.4     296.6      244.7
                                                               --------   -------    -------
SHARE OF OPERATING PROFIT IN:
Joint ventures -- continuing operations..............               6.0       2.6        2.6
Associates -- continuing operations..................               0.8       1.9        1.8
                                                               --------   -------    -------
                                                                  167.2     301.1      249.1

                                    HYDER PLC

                      CONSOLIDATED PROFIT AND LOSS ACCOUNTS
                   FOR THE YEARS ENDED 31 MARCH -- (CONTINUED)

                                                                            1999       1998
                                                        NOTE     2000     RESTATED   RESTATED
                                                       ------  --------   --------   --------
                                                                  LM         LM         LM
TOTAL OPERATING PROFIT -- GROUP AND SHARE OF JOINT
  VENTURES AND ASSOCIATES:
Continuing operations................................             170.9     275.1      244.0
Discontinued operations..............................              (3.7)     26.0        5.1
                                                               --------   -------    -------
                                                                  167.2     301.1      249.1
Group income from investments -- continuing
  operations.........................................    7          3.5       9.9        9.3
Profit on disposal of interests in investments.......    8          5.7      18.6        5.5
Profit on disposal of group operations...............   39         47.0        --         --
                                                               --------   -------    -------
Profit on ordinary activities before interest........             223.4     329.6      263.9
Interest receivable..................................              24.2      20.5       17.8
INTEREST PAYABLE:
Group................................................    9       (166.3)   (143.4)    (113.5)
Joint ventures.......................................              (4.6)     (0.7)        --
                                                               --------   -------    -------
Profit on ordinary activities before taxation........              76.7     206.0      168.2
Ordinary taxation....................................   10(a)      (1.9)     (8.6)     (13.6)
                                                               --------   -------    -------
Profit on ordinary activities after ordinary
  taxation...........................................              74.8     197.4      154.6
Exceptional taxation -- windfall tax.................   10(b)        --        --     (281.9)
                                                               --------   -------    -------
Profit/(loss) on ordinary activities after
  taxation...........................................              74.8     197.4     (127.3)
Equity minority interests............................              (0.2)       --         --
Dividends on preference shares and appropriations....   11        (16.4)    (16.4)     (16.4)
                                                               --------   -------    -------
Profit/(loss) attributable to ordinary
  shareholders.......................................              58.2     181.0     (143.7)
Dividends on ordinary shares.........................   11        (10.1)    (74.5)     (73.3)
                                                               --------   -------    -------
Retained profit/(loss) for the year..................   32         48.1     106.5     (217.0)
                                                               ========   =======    =======
EARNINGS/(LOSS) PER ORDINARY SHARE:
-- Basic.............................................   12        39.0p    123.4p      (99.8)p
-- Diluted...........................................   12        39.0p    122.5p      (98.4)p
EARNINGS PER ORDINARY SHARE BEFORE EXCEPTIONAL ITEMS,
  PROFIT ON DISPOSAL OF GROUP OPERATIONS AND WINDFALL
  TAX:
-- Basic.............................................   12        97.2p    123.4p     122.7p
-- Diluted...........................................   12        97.1p    122.5p     120.9p
                                                               ========   =======    =======
Dividends per ordinary share.........................   11         6.7p     50.4p      50.4p
                                                               ========   =======    =======

                                    HYDER PLC

                         BALANCE SHEETS AT 31 MARCH 2000

                                                                 GROUP                COMPANY
                                                          -------------------   -------------------
                                                   NOTE     2000       1999       2000       1999
                                                   -----  --------   --------   --------   --------
                                                             LM         LM         LM         LM
FIXED ASSETS:
Intangible assets................................  13          3.5        3.8         --         --
Tangible assets..................................  14      2,951.1    2,832.4        2.2        2.4
Investment properties............................  15         10.9        9.4         --         --
Investments in:..................................  16
  Joint ventures:
     Share of gross assets.......................            217.2      150.2         --         --
     Share of gross liabilities..................           (179.4)    (129.8)        --         --
                                                              37.8       20.4         --         --
  Associates.....................................             10.4        9.8         --         --
  Others.........................................             52.2       62.1    1,536.5    1,548.6
  Own shares.....................................             10.3       21.7       10.3       21.7
                                                          --------   --------   --------   --------
                                                           3,076.2    2,959.6    1,549.0    1,572.7
                                                          --------   --------   --------   --------
CURRENT ASSETS:
Stocks and work in progress......................  17         16.9       16.0         --         --
Debtors..........................................  18        238.0      314.2      364.5      423.4
Current asset investments........................  19        433.3      591.3      354.7      464.4
Cash at bank and in hand.........................             34.0       21.0        0.3        0.4
                                                          --------   --------   --------   --------
                                                             722.2      942.5      719.5      888.2
CURRENT LIABILITIES:
Creditors: amounts falling due within one year...  20(a)    (363.6)    (556.3)    (113.3)    (177.4)
                                                          --------   --------   --------   --------
Net current assets...............................            358.6      386.2      606.2      710.8
                                                          --------   --------   --------   --------
Total assets less current liabilities............          3,434.8    3,345.8    2,155.2    2,283.5
                                                          --------   --------   --------   --------
Creditors: amounts falling due after more than
  one year.......................................  20(b)  (2,143.5)  (2,147.0)  (1,304.9)  (1,302.2)
Provisions for liabilities and charges...........  27        (79.9)    (143.1)      (2.4)      (2.4)
Accruals and deferred income.....................  28       (159.8)    (155.3)        --         --
                                                          --------   --------   --------   --------
Net assets.......................................          1,051.6      900.4      847.9      978.9
                                                          ========   ========   ========   ========
CAPITAL AND RESERVES:
Called up share capital..........................  29        392.8      388.4      392.8      388.4
Share premium account............................  31        133.0      137.4      133.0      137.4
Reserves.........................................  32        525.1      372.0      322.1      453.1
Equity shareholders' funds.......................            844.3      691.2      641.3      772.3
Non-equity shareholders' funds...................            206.6      206.6      206.6      206.6
Total shareholders' funds........................          1,050.9      897.8      847.9      978.9
Equity minority interests........................  33          0.7        2.6         --         --
                                                          --------   --------   --------   --------
                                                           1,051.6      900.4      847.9      978.9
                                                          ========   ========   ========   ========

     The financial statements above pages were approved by the Board of directors on 12 July 2000 and were signed on its behalf by:

J V H Robins                    P J Twamley
Chairman                        Group Finance Director

                                    HYDER PLC

                        CONSOLIDATED CASH FLOW STATEMENTS
                                  FOR THE YEARS
                                 ENDED 31 MARCH

                                                             NOTE    2000     1999     1998
                                                             ----   ------   ------   ------
                                                                      LM       LM       LM
NET CASH INFLOW FROM OPERATING ACTIVITIES:
  -- Continuing operations.................................   34     368.7    382.5    318.6
  -- Discontinued operations...............................   34       7.9      1.3      6.4
                                                                    ------   ------   ------
                                                                     376.6    383.8    325.0
                                                                    ======   ======   ======
Dividends received from joint ventures and associated
  undertakings.............................................            0.7       --      0.9
                                                                    ======   ======   ======
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE:
Interest received..........................................           22.9     14.5     19.8
Interest paid..............................................         (144.8)  (115.5)   (96.0)
Preference dividend paid...................................          (16.4)   (16.4)   (16.3)
Interest element of finance lease rental payments..........          (16.2)    (9.7)    (3.9)
Dividends received and other investment income.............            3.5     12.8     12.3
                                                                    ------   ------   ------
                                                                    (151.0)  (114.3)   (84.1)
                                                                    ======   ======   ======
TAXATION:
UK corporation tax paid....................................           (0.9)   (15.5)   (21.8)
Windfall tax paid..........................................             --   (141.0)  (140.9)
Overseas tax (paid)/repaid.................................           (1.1)    (0.2)     0.1
                                                                    ------   ------   ------
                                                                      (2.0)  (156.7)  (162.6)
                                                                    ======   ======   ======
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT:
Sale of intangible fixed assets............................            0.4       --       --
Purchase of tangible fixed assets..........................         (353.1)  (447.4)  (412.3)
Sale of tangible fixed assets..............................            4.7      5.5      5.3
Purchase of fixed asset investments........................           (1.7)    (5.7)    (0.4)
Sale of fixed asset investments............................           12.5     61.3      6.7
Grants and contributions received..........................           14.3     19.0     29.4
                                                                    ------   ------   ------
                                                                    (322.9)  (367.3)  (371.3)
                                                                    ======   ======   ======
ACQUISITIONS AND DISPOSALS:
Purchase of additional interest in subsidiary
  undertakings.............................................   38      (1.5)    (4.3)      --
Net cash acquired with subsidiaries........................             --      1.9       --
Investments in joint ventures and associated
  undertakings.............................................           (3.9)   (11.9)    (6.8)
Sale of group operations...................................   39     103.9       --       --
                                                                    ------   ------   ------
                                                                      98.5    (14.3)    (6.8)
                                                                    ======   ======   ======
Equity dividends paid......................................          (98.4)   (18.5)   (32.0)
                                                                    ------   ------   ------
Cash outflow before use of liquid resources and
  financing................................................          (98.5)  (287.3)  (330.9)
                                                                    ======   ======   ======
MANAGEMENT OF LIQUID RESOURCES:
Purchase of commercial paper...............................         (323.0)  (467.0)  (569.9)
Sale of commercial paper...................................          412.0    446.5    538.6
Net decrease/(increase) in deposits........................           73.0   (269.2)    (1.1)
                                                                    ------   ------   ------
                                                                     162.0   (289.7)   (32.4)
                                                                    ======   ======   ======

                                    HYDER PLC

                        CONSOLIDATED CASH FLOW STATEMENTS
                                  FOR THE YEARS
                          ENDED 31 MARCH -- (CONTINUED)

                                                             NOTE    2000     1999     1998
                                                             ----   ------   ------   ------
                                                                      LM       LM       LM
FINANCING:
Issue of ordinary shares...................................   36        --      0.5      4.9
New loans, finance leases and bonds........................            2.0    621.5    482.8
Expenses of issuing bonds..................................   36        --     (6.6)    (3.5)
Loan repayments............................................   36     (57.5)    (9.0)  (150.1)
Capital element of finance lease rental payments...........   36      (0.2)    (0.5)    (0.5)
                                                                    ------   ------   ------
                                                                     (55.7)   605.9    333.6
                                                                    ======   ======   ======
Increase/(decrease) in cash in the year....................   37       7.8     28.9    (29.7)
                                                                    ======   ======   ======

                                    HYDER PLC

    STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES FOR THE YEARS ENDED MARCH

                                                               2000     1999     1998
                                                              -------   -----   ------
                                                                LM       LM       LM
Profit/(loss) for the financial year attributable to
  ordinary shareholders.....................................     58.2   181.0   (143.7)
Currency translation differences on foreign currency net
  investments...............................................     (1.3)    0.2     (3.2)
Surplus on revaluation of investment properties.............      1.5     1.0     (0.2)
                                                              -------   -----   ------
          Total recognised gains/(losses) for the year......     58.4   182.2   (147.1)
                                                              =======   =====   ======


     RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS FOR THE YEARS ENDED
                                    31 MARCH

                                                               2000     1999     1998
                                                              -------   -----   ------
                                                                LM       LM       LM
Total recognised gains/(losses) for the year................     58.4   182.2   (147.1)
Ordinary dividends..........................................    (10.1)  (74.5)   (73.3)
New ordinary share capital issued...........................      4.4     2.0      7.5
Premium on ordinary share capital issued....................       --     0.4     39.5
Scrip dividend issued in lieu of cash dividend..............     21.5    14.6     14.9
Utilisation of share premium account for the nominal value
  of ordinary shares issued under the scrip dividend........     (4.4)   (1.9)    (1.5)
Goodwill written off........................................       --      --     (0.3)
Goodwill written back on disposal...........................     84.0     2.0       --
Charge to reserves arising on issue of shares to qualifying
  employee share ownership trust............................       --      --    (18.7)
Adjustment to reserves on increased shareholding in
  subsidiary................................................     (0.7)   (0.5)      --
                                                              -------   -----   ------
Net increase in shareholders' funds.........................    153.1   124.3   (179.0)
At 1 April..................................................    897.8   773.5    952.5
                                                              -------   -----   ------
At 31 March.................................................  1,050.9   897.8    773.5
                                                              =======   =====   ======

     There is no material difference between the results disclosed in the profit and loss account and the results on an unmodified historical cost basis.

                                    HYDER PLC

                        NOTES TO THE FINANCIAL STATEMENTS

1. COMPANY PROFIT AND LOSS ACCOUNT

     As permitted by section 230 of the Companies Act 1985, the profit and loss account of the company has not been included in these financial statements. The loss after taxation for the year dealt with in the financial statements of the company was L125.8m (1999 profit of L74.7m; 1998 profit of L298.1m).

2. SEGMENTAL ANALYSIS BY CLASS OF BUSINESS

  (A) TURNOVER

                                                                     INTRA      INTER
                                                          TOTAL     SEGMENT    SEGMENT    EXTERNAL
                                                         TURNOVER   TURNOVER   TURNOVER   TURNOVER
                                                         --------   --------   --------   --------
                                                            LM         LM         LM         LM
YEAR ENDED 31 MARCH 2000:
Continuing operations:
  Regulated water and sewerage activities..............    472.7        --        1.5       471.2
  Regulated electricity distribution activities........    199.1        --      124.2        74.9
  Infrastructure activities:
     -- Group..........................................    237.3       2.1       28.9       206.3
     -- Joint ventures.................................     30.9        --         --        30.9
  Managed services activities..........................    164.0       6.0      136.2        21.8
  Other activities.....................................     21.6        --       15.9         5.7
                                                         -------      ----      -----     -------
                                                         1,125.6       8.1      306.7       810.8
  Discontinued operations:
  Energy supply activities.............................    501.9        --        6.0       495.9
  Infrastructure activities............................     10.1        --         --        10.1
                                                         -------      ----      -----     -------
                                                         1,637.6       8.1      312.7     1,316.8
                                                         =======      ====      =====     =======
  Total:
     -- Group..........................................  1,606.7       8.1      312.7     1,285.9
     -- Joint ventures.................................     30.9        --         --        30.9
                                                         =======      ====      =====     =======
YEAR ENDED 31 MARCH 1999:
Continuing operations:
  Regulated water and sewerage activities..............    456.0        --        1.5       454.5
  Regulated electricity distribution activities........    195.4        --      153.3        42.1
  Infrastructure activities

     -- Group..........................................    225.8       4.6       33.4       187.8
     -- Joint ventures.................................      7.9        --         --         7.9
  Managed services activities..........................    176.1       4.4      162.1         9.6
  Other activities.....................................     10.7        --        2.9         7.8
                                                         -------      ----      -----     -------
                                                         1,071.9       9.0      353.2       709.7

                                                                     INTRA      INTER
                                                          TOTAL     SEGMENT    SEGMENT    EXTERNAL
                                                         TURNOVER   TURNOVER   TURNOVER   TURNOVER
                                                         --------   --------   --------   --------
                                                            LM         LM         LM         LM
  Discontinued operations:
     Energy supply activities..........................    588.9        --        6.7       582.2
     Infrastructure activities.........................     10.4        --         --        10.4
                                                         -------      ----      -----     -------
                                                         1,671.2       9.0      359.9     1,302.3
                                                         =======      ====      =====     =======
  Total:
     -- Group..........................................  1,663.3       9.0      359.9     1,294.4
     -- Joint ventures.................................      7.9        --         --         7.9
                                                         =======      ====      =====     =======
YEAR ENDED 31 MARCH 1998:
Continuing operations:
  Regulated water and sewerage activities..............    440.7        --        1.2       439.5
  Regulated electricity distribution activities........    190.4        --      146.6        43.8
  Infrastructure activities

     -- Group..........................................    200.2       1.2       35.1       163.9
     -- Joint ventures.................................      6.9        --         --         6.9
  Managed services activities..........................    145.4      12.7      126.7         6.0
  Other activities.....................................      4.3        --        0.1         4.2
                                                         -------      ----      -----     -------
                                                           987.9      13.9      309.7       664.3
  Discontinued operations:
     Energy supply activities..........................    534.2        --       17.5       516.7
     Infrastructure activities.........................     11.0        --         --        11.0
                                                         -------      ----      -----     -------
                                                         1,533.1      13.9      327.2     1,192.0
                                                         =======      ====      =====     =======
  Total:
     -- Group..........................................  1,526.2      13.9      327.2     1,185.1
     -- Joint ventures.................................      6.9        --         --         6.9
                                                         =======      ====      =====     =======

     Turnover is derived from the following sources:

     - External: transactions between group companies and external customers.

     - Intra segment: transactions between group companies trading within the same segment.

     - Inter segment: transactions between group companies trading in different segments.

  (B) PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

                                      2000          2000                              1998          1998
                                     BEFORE      EXCEPTIONAL              1999       BEFORE       EXCEPTIONAL     1998
                                   EXCEPTIONAL      ITEMS       2000    RESTATED   EXCEPTIONAL      ITEMS       RESTATED
                                      ITEMS       (NOTE 5)     TOTAL     TOTAL        ITEMS        (NOTE 5)      TOTAL
                                   -----------   -----------   ------   --------   -----------    -----------   --------
                                       LM            LM          LM        LM          LM             LM           LM
CONTINUING OPERATIONS:
Regulated water and sewerage
  activities.....................     186.0         (34.1)      151.9     166.6       178.3         (28.0)      150.3
Regulated electricity
  distribution activities........      87.5         (60.7)       26.8      96.0        86.1          (9.0)       77.1
Infrastructure activities........      11.4          (4.4)        7.0      24.8        20.2          (5.2)       15.0
Managed services activities......       6.7          (1.0)        5.7      22.2        21.9           3.3        25.2
Other activities.................       5.1            --         5.1       5.4         4.5            --         4.5
                                      -----        ------      ------    ------       -----         -----       -----
                                      296.7        (100.2)      196.5     315.0       311.0         (38.9)      272.1
DISCONTINUED OPERATIONS:
Energy supply activities.........      14.9         (17.9)       (3.0)     26.3         4.2            --         4.2
Infrastructure activities........      (0.7)           --        (0.7)     (0.3)        0.9            --         0.9
                                      -----        ------      ------    ------       -----         -----       -----
                                      310.9        (118.1)      192.8     341.0       316.1         (38.9)      277.2
Business development costs and
  corporate overheads............      (3.9)        (10.5)      (14.4)     (7.6)       (8.6)         (1.1)       (9.7)
Elimination of intercompany
  operating profit capitalised...      (2.0)           --        (2.0)     (3.8)       (3.6)           --        (3.6)
Profit on disposal of group
  operations.....................      47.0            --        47.0        --                        --          --
                                      -----        ------      ------    ------       -----         -----       -----
Profit before interest...........     352.0        (128.6)      223.4     329.6       303.9         (40.0)      263.9
                                      =====        ======                             =====         =====
Net interest payable.............                              (146.7)   (123.6)                                (95.7)
                                                               ------    ------                                 -----
Profit before taxation...........                                76.7     206.0                                 168.2
                                                               ======    ======                                 =====


     Infrastructure activities and Other activities include L9.2m (1999 L28.5m; 1998 L14.8m) in respect of income from investments (including profit on disposal of investments) (notes 7 and 8 below) and L6.8m (1999 L4.5m; 1998 L4.4m) in respect of share of operating profit of joint ventures and associates as this reflects the management control of those investments.

(C) NET ASSETS

                                                                2000       1999       1998
                                                              --------   --------   --------
                                                                 LM         LM         LM
CONTINUING OPERATIONS:
Regulated water and sewerage activities.....................   1,991.3    1,825.9    1,643.2
Regulated electricity distribution activities...............     505.2      471.7      403.4
Regulated electricity distribution activities -- windfall
  tax.......................................................        --         --      (44.8)
Infrastructure activities...................................     146.9      152.8      154.1
Managed services activities.................................      67.2       81.1       58.3
Other activities............................................      15.1      (44.0)      (5.9)
Other activities -- windfall tax............................        --         --      (96.2)
                                                              --------   --------   --------
                                                               2,725.7    2,487.5    2,112.1
Discontinued operations:
Energy supply activities....................................        --      (19.6)     (61.6)
Infrastructure activities...................................        --        6.6        5.2
                                                              --------   --------   --------
                                                               2,725.7    2,474.5    2,055.7
     Net debt...............................................  (1,674.1)  (1,574.1)  (1,282.2)
                                                              --------   --------   --------
                                                               1,051.6      900.4      773.5
                                                              ========   ========   ========


     Infrastructure activities includes L48.2m (1999 L30.2m; 1998 L29.6m) in respect of share of net assets of joint ventures and associates as this reflects the management control of those investments.

3. SEGMENTAL ANALYSIS BY GEOGRAPHICAL AREA BY DESTINATION

  (A) TURNOVER

                                                               2000      1999      1998
                                                              -------   -------   -------
                                                                LM        LM        LM
United Kingdom and Europe:
  -- Group..................................................  1,223.6   1,223.7   1,120.7
  -- Joint ventures.........................................     30.9       7.9       6.9
Asia Pacific................................................     38.2      48.5      38.7
Rest of the World...........................................     24.1      22.2      25.7
                                                              -------   -------   -------
Total:
  -- Group..................................................  1,285.9   1,294.4   1,185.1
  -- Joint ventures.........................................     30.9       7.9       6.9
                                                              =======   =======   =======


     Included in United Kingdom and Europe turnover by destination is turnover of L506.0m (1999 L592.6m; 1998 L527.7m) relating to the discontinued energy supply and infrastructure activities.

  (B) PROFIT/(LOSS) ON ORDINARY ACTIVITIES BEFORE TAXATION

                                                                         1999       1998
                                                               2000    RESTATED   RESTATED
                                                              ------   --------   --------
                                                                LM        LM         LM
United Kingdom and Europe...................................   195.0     339.2     277.7
Asia Pacific................................................    (3.4)      0.6      (2.5)
Rest of the World...........................................     1.2       1.2       2.0
                                                              ------    ------     -----
                                                               192.8     341.0     277.2
Business development costs and corporate overheads..........   (14.4)     (7.6)     (9.7)
Elimination of intercompany operating profit capitalised....    (2.0)     (3.8)     (3.6)
Profit on disposal of group operations......................    47.0        --        --
                                                              ------    ------     -----
Profit before interest......................................   223.4     329.6     263.9
Net interest payable........................................  (146.7)   (123.6)    (95.7)
                                                              ------    ------     -----
Profit before taxation......................................    76.7     206.0     168.2
                                                              ======    ======     =====


     United Kingdom and Europe include L9.2m (1999 L28.5m; 1998 L14.8m) in respect of income from investments (including profit on disposal of investments) (notes 7 and 8 below) and L6.8m (1999 L4.5m; 1998 L4.4m) in respect of share of operating profit of joint ventures and associates as this reflects the management control of those investments.

  (C) NET ASSETS

                                                                2000       1999       1998
                                                              --------   --------   --------
                                                                 LM         LM         LM
United Kingdom and Europe...................................   2,690.1    2,450.4    2,035.0
Asia Pacific................................................       7.0        4.6        8.4
Rest of the World...........................................      27.1       19.5       12.3
                                                              --------   --------   --------
                                                               2,724.2    2,474.5    2,055.7
Net debt (note 35(b)).......................................  (1,674.1)  (1,574.1)  (1,282.2)
                                                              --------   --------   --------
                                                               1,050.1      900.4      773.5
                                                              ========   ========   ========


     United Kingdom and Europe includes L48.2m (1999 L30.2m; 1998 L29.6m) in respect of share of net assets of joint ventures and associates as this reflects the management control of those investments. Turnover and profit before taxation by origin are not materially different from that by destination.

4. NET OPERATING COSTS

                                           2000          2000                            1998          1998
                                          BEFORE      EXCEPTIONAL                       BEFORE      EXCEPTIONAL
                                        EXCEPTIONAL      ITEMS       2000     1999    EXCEPTIONAL      ITEMS      1998
                                 NOTE      ITEMS       (NOTE 5)      TOTAL    TOTAL      ITEMS        (NOTE 5)    TOTAL
                                 ----   -----------   -----------   -------   -----   -----------   -----------   -----
                                            LM            LM          LM       LM         LM            LM         LM
CONTINUING OPERATIONS:
Change in stocks and work in
  progress.....................             (0.6)           --         (0.6)   (1.9)      (0.6)          --        (0.6)
Staff costs....................  6(b)      253.5            --        253.5   236.4      224.7           --       224.7
Severance and redundancy
  costs........................               --          21.9         21.9     2.0         --         25.0        25.0

                                           2000          2000                            1998          1998
                                          BEFORE      EXCEPTIONAL                       BEFORE      EXCEPTIONAL
                                        EXCEPTIONAL      ITEMS       2000     1999    EXCEPTIONAL      ITEMS      1998
                                 NOTE      ITEMS       (NOTE 5)      TOTAL    TOTAL      ITEMS       (NOTE 5)     TOTAL
                                 ----   -----------   -----------   -------   -----   -----------   -----------   -----
                                            LM            LM          LM       LM         LM             LM         LM
DEPRECIATION:
-- Own assets..................            126.5            --        126.5   117.8      100.4           --       100.4
-- Assets held under finance
  leases.......................             10.3            --         10.3     5.0        4.9           --         4.9
Amounts written off fixed
  assets.......................               --          51.0         51.0     7.1        0.1          1.5         1.6
Amounts written off fixed asset
  investments..................              1.1            --          1.1     2.0        1.4           --         1.4
Amounts written off own
  shares.......................               --          10.0         10.0      --         --           --          --
Research and development.......              0.7            --          0.7     0.7        1.3           --         1.3
RENTALS UNDER OPERATING LEASES:
-- Hire of plant and
  equipment....................              9.0            --          9.0     1.3        1.3           --         1.3
-- Other.......................              5.0            --          5.0     3.2        6.1           --         6.1
FEES PAID TO AUDITORS:
-- Audit services..............              0.7            --          0.7     0.7        0.7           --         0.7
-- Taxation services...........              0.1            --          0.1     0.1        0.2           --         0.2
-- Consultancy services........               --           1.4          1.4     0.1        0.1           --         0.1
-- Other services..............              0.4            --          0.4      --        0.4           --         0.4
Year 2000 costs................              2.8            --          2.8     7.0        1.5           --         1.5
Other operating charges........            178.1          26.4        204.5   132.3      117.0         13.5       130.5
Amortisation of grants and
  contributions................             (6.0)           --         (6.0)   (5.9)      (5.5)          --        (5.5)
Loss/(profit) on disposal of
  fixed assets.................              0.5            --          0.5      --       (0.8)          --        (0.8)
Own work capitalised...........            (74.7)           --        (74.7)  (76.0)     (75.0)          --       (75.0)
Net rents receivable...........             (2.3)           --         (2.3)   (0.7)      (0.4)          --        (0.4)
                                           -----         -----      -------   -----      -----         ----       -----
    Net continuing operating
      costs....................            505.1         110.7        615.8   431.2      377.8         40.0       417.8
                                           -----         -----      -------   -----      -----         ----       -----
DISCONTINUED OPERATIONS:
Change in stocks and work in
  progress.....................             (0.3)           --         (0.3)     --         --           --          --
Staff costs....................  6(b)        9.2            --          9.2     9.3        7.2           --         7.2
Severance and redundancy
  costs........................               --           0.5          0.5      --         --           --          --
DEPRECIATION:
-- Own assets..................              3.6            --          3.6     1.6        0.9           --         0.9
Amounts written off fixed
  assets.......................               --          16.3         16.3      --         --           --          --
Research and development.......              0.2            --          0.2     0.1        0.1           --         0.1
Rentals under operating leases:
-- Other.......................               --            --           --     0.5        0.4           --         0.4
FEES PAID TO AUDITORS:
-- Consultancy services........               --           0.1          0.1     0.4         --           --          --
Year 2000 costs................              0.1            --          0.1     1.7        0.6           --         0.6
Energy purchases...............            287.1            --        287.1   329.6      305.3           --       305.3
Power purchase provision.......             (6.4)           --         (6.4)   (7.3)        --           --          --
Other operating charges........            198.3           1.0        199.3   230.7      208.1           --       208.1
                                           -----         -----      -------   -----      -----         ----       -----
    Net discontinued operating
      costs....................            491.8          17.9        509.7   566.6      522.6           --       522.6
                                           -----         -----      -------   -----      -----         ----       -----
    Total operating costs......            996.9         128.6      1,125.5   997.8      900.4         40.0       940.4
                                           =====         =====      =======   =====      =====         ====       =====

     Other fees paid to the auditors and capitalised were L91,500 (1999 L104,000; 1998 Lnil). Included in audit services is L9,250 (1999 L9,000; 1998
L8,650) in respect of audit fees incurred by the company.

     Fees of L7,000 and L44,000 were paid to the auditors in 2000 for services provided in respect of the disposal of the investment in UK Data Collection Services Limited and the energy supply business respectively. These costs have been deducted in arriving at the profit on disposal.

5. EXCEPTIONAL ITEMS

                                                              2000    1999   1998
                                                              -----   ----   ----
                                                               LM      LM     LM
CONTINUING OPERATIONS:
  Restructuring costs:
  Regulated water and sewerage activities...................   14.1    --    25.8
  Regulated electricity distribution activities.............   12.7    --     8.8
  Infrastructure activities.................................    2.8    --     1.2
  Managed services activities...............................    4.5    --      --
  Other activities..........................................     --    --     2.0
  Business development costs and corporate overheads........    0.5    --     0.4
                                                              -----    --    ----
                                                               34.6    --    38.2
  Restructuring credits
  Regulated electricity distribution activities.............   (6.7)   --      --
  Managed services activities...............................   (3.5)   --    (3.3)
                                                              -----    --    ----
                                                               24.4    --    (3.3)
  Computer system development costs:
  Regulated electricity distribution services...............   54.7    --      --
AMOUNTS WRITTEN OFF OWN SHARES:
Business development costs and corporate overheads..........   10.0    --      --
BAD AND DOUBTFUL DEBT PROVISIONS:
Regulated water and sewerage activities.....................   20.0    --      --
LEASEHOLD PROPERTY PROVISIONS:
Regulated water and sewerage activities.....................     --    --     2.2
Regulated electricity distribution activities...............     --    --     0.2
Business development costs and corporate overheads..........     --    --     0.7
Infrastructure activities...................................    1.6    --     2.0
                                                              -----    --    ----
                                                                1.6    --     5.1
                                                              -----    --    ----
                                                              110.7    --    40.0
                                                              -----    --    ----
DISCONTINUED OPERATIONS:
  Restructuring costs:
     Energy supply activities...............................    0.5    --      --
  Computer systems development costs:
     Energy supply activities...............................   17.4    --      --
                                                              -----    --    ----
                                                               17.9    --      --
                                                              -----    --    ----
                                                              128.6    --    40.0
                                                              =====   ===    ====


     The tax credit attributable to these exceptional items is L9.7m (1999 Lnil; 1998 L1.6m).

     Restructuring costs of L35.1m (1999 Lnil; 1998 L38.2m) principally relate to job reductions in the regulated water and electricity distribution businesses. Surplus provisions of L10.2m (1999 Lnil; 1998 L3.3m) relating to prior year manpower reduction programmes were released after reappraisal of obligations and were offset against the L35.1m (1999 Lnil; 1998 L38.3m) charge in the year.

     Computer system development costs written off amounting to L43.5m related to the cancellation of a new utility billing system which did not meet the needs of the rapidly developing and sophisticated multi purpose product offerings.

     Computer system development costs of L24.1m were also written off following the electricity distribution price review whereby the costs of systems developed before the opening of the electricity competitive market were not remunerated by the regulator. The carrying value of these computer systems were written down to L8.8m. Costs of L4.5m relating to new electricity metering obligations, effective from April 2000, have also been charged as an exceptional item.

     The bad and doubtful debt provision of L20m arose from a reassessment of our ability to collect domestic water and sewerage debt following the Government's decision to ban disconnection of domestic water supplies, combined with the ruling on the watercard and the High Court decision that the "Two in One" budget scheme was not authorised under the Electricity Act.

     The write down of own shares of L10.0m reflects the reduction of in value of Hyder shares held by the company under the Qualifying employee share option schemes and the directors' long term incentive scheme.

     Property provisions of L1.6m (1999 Lnil; 1998 L5.1m) related to the directors' assessment of the future cost of unoccupied leasehold properties and amounts written off freehold properties.

6. DIRECTORS AND EMPLOYEES

  DIRECTORS' EMOLUMENTS AND INTERESTS

  (A) STATEMENT OF COMPLIANCE

     Throughout the year the company complied with Schedule A and has given full consideration to Schedule B of the Best Practice Provisions on Remuneration committees as annexed to the Financial Services Authority Listing Rules.

  (B) REMUNERATION COMMITTEE

     The committee consists of the non-executive directors, other than the Group Chairman, under the chairmanship of D G Hawkins. None of the committee has any personal financial interests in the group (other than as a shareholder or bondholder), has any conflict of interests arising from cross-directorships or otherwise, or has day-to-day involvement in running the business. The committee consults the Group Chairman and the Group Chief Executive about its proposals and the performance of executive directors and has access to professional advice from inside and outside the company.

  (C) NON-EXECUTIVE DIRECTORS

     The remuneration of the non-executive directors is determined by the Board within the limits set out in the Articles of Association and based upon independent advice in respect of fees paid to non-executive directors of similar companies.

     Since his appointment as Group Chairman in 1998 J V H Robins has been paid fees at the rate of L125,000 per annum.

     The fee paid to each non-executive director, excluding the chairman, was L28,000 (1999 L28,000). Non-executive directors cannot participate in any of the company's share option or incentive schemes and are not eligible to join the company's pension scheme. The terms of office of the non-executive directors, which are subject to renewal by agreement, expire not later than at the conclusion of the annual general meeting in the following calendar years:

J V H Robins................................................  2001
D G Hawkins.................................................  2001
R B Salmon..................................................  2002
R H Sellier.................................................  2000


     However, save in respect of J V H Robins, where twelve months' written notice is required to be given, appointments may be terminated earlier (without compensation) by the company giving six months' notice in writing or in certain other circumstances pursuant to the Articles of Association (including retirement by rotation) or legislation.

  (D) EXECUTIVE DIRECTORS

     Executive remuneration packages are designed to attract, motivate and retain executive directors, and to reward them for enhancing value to shareholders. The performance measurement of the executive directors and the determination of their annual remuneration package is undertaken by the committee. No director attends during any decision about his own remuneration. The committee discusses with the Group Chief Executive and the Group Chairman the remuneration of the other executive directors.

     There are currently four main elements in the remuneration package for executive directors:

          (a) basic annual salary;

          (b) annual bonus payments;

          (c) long term incentive arrangements; and

          (d) pension arrangements.

     Executive directors may accept non-executive appointments outside the company, subject to the permission of the Board. Fees earned are retained by each director.

  (i) Basic Annual Salary

     Each executive director's basic salary is determined by the Remuneration committee at the beginning of each year and when an individual changes position or responsibility. Following a review on 1 April 2000 basic salaries remain unchanged from those agreed, and reported previously, and are set out below.

G A Hawker..................................................  L267,800
M P Brooker.................................................  L150,380
J M James...................................................  L195,700
P J Twamley.................................................  L195,700

  (ii) Annual Bonus Payments

     The committee establishes the objectives that must be met for each financial year if a bonus is to be paid. The committee believes that any incentive compensation awarded should be tied to the interests of the company's shareholders. In respect of the year ended 31 March 2000 the principal measures for annual bonus payments were, firstly, the profitability of the group, secondly a specific set of personal objectives for each director and, where applicable, the performance of that part of the business for which the executive director was responsible. The maximum annual performance related bonus that can currently be paid is 40% of basic salary of which a maximum of 10% of basic salary can be paid in relation to achievement of personal objectives, other than in the case of J M James where 30% of basic salary can be paid in relation to the achievement of personal objectives.

     No incentive payments have been paid in respect of the year ended 31 March 2000. In 1999 incentive payments varied between 32% and 37%.

     Subsequent to the financial year end the committee determined that a bonus of L50,000 be awarded to JM James. This award was previously disclosed in the circular issued to Hyder shareholders on 28 April 2000. By way of clarification of the disclosure set out in the circular, this conditional award is payable only on successful completion of the Hyder strategic review and is therefore made in respect of the financial year ending 31 March 2001.

  (iii) Long Term Incentive Arrangements

     The long term incentive plan for executive directors was approved by the annual general meeting on 26 July 1996. A second long term incentive plan specifically for JM James, which is in all essential terms identical to the plan approved by shareholders, except that a time related proportion of the shares earned up to the date of JM James' retirement will be vested and released at that date, was approved by the Board with effect from 1 April 1998.

     The long term incentive plans provide for the conditional award in each year of ordinary shares in the company worth up to 50% of basic salary. The ordinary shares in respect of each conditional award only become available to executive directors to the extent that the performance targets, set at the outset by the Remuneration committee, have been met over the three year period, commencing with the conditional award. The performance targets relate to the total shareholder return, over the three year period commencing with the effective date of the conditional award, relative to the companies comprising the 250 top companies by market capitalisation derived from the FTSE 100 and the FTSE mid 250 indices.

     The rules of the long term incentive plans provide that if the company's ranking, by total shareholder return, in the FTSE mid 250 index at the end of the performance period is lower than ranking position 125 (adjusted as appropriate if any of the original comparator companies have dropped out of the top 250 companies), the participants are entitled to no shares.

     The ordinary shares for use under the long term incentive plans are purchased in the market by an employee benefit trust with funds allocated by the company. The trust conditionally allocated 51,052 ordinary shares to the participating executive directors at 792.9p per share on 7 July 1999. Of the 51,052 ordinary shares allocated in the year, 46,936 ordinary shares were reallocated from previously lapsed conditional allocations and 4,116 ordinary shares were purchased in the market. The additional cost of the 51,052 ordinary shares allocated in the year was L0.03m. The market value on 31 March 2000 of the 137,850 shares held by the trust was L0.3m and the original cost was L1.23m. The cost of the shares is written off over the period of the relevant conditional allocation. Shares available from lapsed allocations are held by the trust for conditional allocation in future years.

     The table below lists conditional allocations of ordinary shares to each director under the long term incentive plans, shares which have crystallised for future vesting in each director pursuant to the scheme rules and lapsed shares during the year.

     On 8 March 2000 the FTSE Equity Indices Committee announced that the market capitalisation of Hyder was below that necessary to maintain its status as part of the FTSE mid 250 index.

Accordingly interests under the Hyder LTIP which would ordinarily vest in April 2001 and April 2002 would not, if present circumstances were to continue, be capable at those future dates of meeting the performance criteria for these awards to crystallise. The remuneration committee does not regard it appropriate at this time to consider exercising its powers under the rules of the long term incentive plans to modify the exercise criteria.

                                                                                                      PRICE PER
                                                     CONDITIONAL                          SHARES       SHARE OF
                       1 APRIL   1 APRIL   1 APRIL   ALLOCATION    LAPSED    31 MARCH    INCAPABLE     ALLOCATION    VESTING
                        1997      1998      1999       IN YEAR     IN YEAR     2000     OF VESTING*     (PENCE)        DATE
                       -------   -------   -------   -----------   -------   --------   -----------    ----------   ----------
G A Hawker...........  15,162    15,162      4,664         --           --     4,664           --          742       April 1999
                           --    15,400     15,400         --      (15,400)       --           --          779       April 2000
                           --        --     13,279         --           --    13,279      (13,279)         978       April 2001
                           --        --         --     16,887                 16,887      (16,887)         793       April 2002
                       ------    ------    -------     ------      -------   -------      -------          ---       ----------
                       15,162    30,562     33,343     16,887      (15,400)   34,830      (30,166)
                       ======    ======    =======     ======      =======   =======      =======          ===       ==========
M P Brooker..........      --     8,663      8,663         --       (8,663)       --           --          779       April 2000
                           --        --      7,457         --           --     7,457       (7,457)         978       April 2001
                           --        --         --      9,483           --     9,483       (9,483)         793       April 2002
                       ------    ------    -------     ------      -------   -------      -------          ---       ----------
                           --     8,663     16,120      9,483       (8,663)   16,940      (16,940)
                       ======    ======    =======     ======      =======   =======      =======          ===       ==========
J M James............      --        --      9,704         --           --     9,704       (9,704)         978       April 2001
                           --        --         --     12,341           --    12,341      (12,341)         793       April 2002
                       ------    ------    -------     ------      -------   -------      -------          ---       ----------
                           --        --      9,704     12,341           --    22,045      (22,045)
                       ======    ======    =======     ======      =======   =======      =======          ===       ==========
J E Roberts**........  11,455    11,455      3,524         --           --     3,524           --          742       April 1999
                           --    11,294     11,294         --      (11,294)       --           --          779       April 2000
                           --        --     10,215         --      (10,215)       --           --          978       April 2001
                       ------    ------    -------     ------      -------   -------      -------          ---       ----------
                       11,455    22,749     25,033                 (21,509)    3,524           --
                       ======    ======    =======     ======      =======   =======      =======          ===       ==========
S J Doughty***.......  10,107        --         --         --           --        --           --          742       April 1999
                           --        --         --         --           --        --           --           --               --
                           --        --         --         --           --        --           --           --               --
                           --        --         --         --           --        --           --           --               --
                       ------    ------    -------     ------      -------   -------      -------          ---       ----------
                       10,107        --         --         --           --        --           --
                       ======    ======    =======     ======      =======   =======      =======          ===       ==========
P J Twamley..........  10,107    10,107      3,109         --           --     3,109           --          742       April 1999
                           --    11,294     11,294         --      (11,294)       --           --          779       April 2000
                           --        --      9,704         --           --     9,704       (9,704)         978       April 2001
                           --        --         --     12,341           --    12,341      (12,341)         793       April 2002
                       ------    ------    -------     ------      -------   -------      -------          ---       ----------
                       10,107    21,401     24,107     12,341      (11,294)   25,154      (22,045)
                       ======    ======    =======     ======      =======   =======      =======          ===       ==========
                       46,831    83,375    108,307     51,052      (56,866)  102,493      (91,196)
                       ======    ======    =======     ======      =======   =======      =======          ===       ==========


-------------------------
  * these interests at 31 March 2000 were incapable of vesting because at that time the market capitalisation of Hyder was below that necessary to maintain its status as part of the FTSE mid 250 index.

 ** resigned on 25 May 1999 as a result of which the 21,509 ordinary shares, conditionally allocated but not yet crystallised, lapsed.

*** resigned on 2 October 1997. All ordinary shares, conditionally allocated but not yet crystallised, lapsed.

     Subsequent to the introduction of the long term incentive plan executive directors are no longer eligible to participate in the company's discretionary executive share option scheme, although the executive directors can participate in the employee sharesave scheme which is open to all employees. The Remuneration committee determines the maximum number of options granted under the employee sharesave scheme which is an Inland Revenue approved scheme.

(iv) Pension Arrangements

     Executive directors are members of the company pension scheme which is detailed in note 41 to the financial statements. Normal retirement age for executive directors is 60. Each executive director has been notified on an individual basis of the estimated pension payable on retirement at 60. The total pension at 60, including benefits in respect of previous employment, will be restricted in all cases to a maximum of two-thirds of pensionable pay. Pensions accrue uniformly between the date of joining the scheme and the normal retirement date.

     Normally an actuarial reduction applies if pensions are paid before the normal retirement age but there is a discretion to pay pensions unreduced. The pension for each director is based on his service with the company, together with service transferred into the company's pension scheme from the director's previous employers. The pension arrangements provide for a pension on retirement based on salary alone. Post retirement pension increases are payable in line with increases in the retail prices index, subject to a maximum of 5% per annum. Retail prices increases in excess of 5% per annum are paid, providing the actuary to the Hyder Water Pension Scheme certifies that the scheme's resources are sufficient. Executive directors' dependants are eligible for dependant's pensions and the payment of a lump sum in the event of a director's death in service.

     In the case of J M James (who has agreed to continue service for a further 18 months beyond attaining the age of 60) his pension will continue to accrue during his extended period of service on an uniform basis.

     Pension contributions are made on behalf of the executive directors at the rate of 12.0% (1999 12.0%; 1998 12.0%) of pensionable pay.

     To the extent that their benefits from the company scheme are restricted by Inland Revenue limits, J M James, P J Twamley and J E Roberts have been granted unfunded pension arrangements which have been set up to provide that part of each director's pension entitlement which exceeds Inland Revenue limits.

     The directors' pension benefits were as follows:

                                                                        TRANSFER
                                                                           VALUE
                                                                       EQUIVALENT
                                           TOTAL        INCREASE/     OF INCREASE/
                                          ACCRUED     (DECREASE) IN    (DECREASE)
                               AGE AT    PENSION AT      ACCRUED       IN ACCRUED    CONTRIBUTIONS   COMPANY
                              31 MARCH    31 MARCH     PENSION IN     PENSION OVER   PAID BY EACH    PENSION
                                2000        2000        THE YEAR        THE YEAR       DIRECTOR       COST
                              --------   ----------   -------------   ------------   -------------   -------
                                         L000 P.A.      L000 P.A.         L000           L000         L000
G A Hawker..................     52         153            (3)            (49)            16           (65)
M P Brooker.................     52          80             2              25              9            16
J M James...................     60          48             4              77             12            65
P J Twamley.................     53          54             4              62             12            50
J E Roberts *...............     54          17             1              19              3            16


-------------------------
* resigned on 25 May 1999

     The total accrued pension shown is the annual pension which would be payable from age 60 to which each director would have been entitled, based on service up to 31 March 2000 and based on 31 March 2000 pay levels. The increase/(decrease) in accrued pension in the year excludes any increase for inflation during the year ended 31 March 2000.

     The transfer value figures have been calculated on the basis of actuarial advice in accordance with Actuarial Guidance Note GN11.

     The company pension cost is the transfer value equivalent of the increase in accrued pension less contributions paid by each director. The transfer values shown make no allowance for the cost of death in service or private health insurance benefits. Paragraph 4.19 of the Report of Committee on Corporate Governance (Hampel Report published January 1998) states that the transfer value represents a liability of the company but not a sum paid or due to the individual. Accordingly it cannot meaningfully be added to annual remuneration.

     The figures for J M James, P J Twamley and J E Roberts include their unapproved pensions.

     Retirement benefits are accruing to four directors under defined benefit schemes. No directors have benefits accruing under defined contribution schemes.

  (E) REMUNERATION POLICY, SERVICE CONTRACTS AND COMPENSATION

     In performing its duties, the committee has considered the provisions of Schedule B of the Combined Code annexed to the London Stock Exchange Listing Rules.

     Directors' service contracts are on a one year rolling basis. In certain circumstances the company may be obliged to pay compensation for the unexpired portion of the contract, if it is terminated early. No other payments are made for compensation for loss of office, and mitigation would normally be applied, although mitigation does not apply in the event of a change in control. The executive directors' service contracts will be available for inspection at the annual general meeting.

  (F) REMUNERATION

     The combined emoluments of the directors for their services as directors of the company and its subsidiaries are set out below:

                                                              2000    1999    1998
                                                              -----   -----   -----
                                                              L000    L000    L000
Fees........................................................    218     215     222
Salary payments (including benefits in kind)................    929   1,056   1,106
Performance related bonus...................................     --     345     355
                                                              -----   -----   -----
                                                              1,147   1,616   1,683
Compensation for loss of office.............................     --      --     403
                                                              -----   -----   -----
                                                              1,147   1,616   2,086
                                                              =====   =====   =====

The directors' emoluments, excluding pension contributions, were as follows:

                                                 PERFORMANCE
                                                   RELATED      BENEFITS
                                  SALARY/FEES       BONUS        IN KIND             TOTAL
                                 -------------   -----------   -----------   ---------------------
                                 2000    1999    2000   1999   2000   1999   2000    1999    1998
                                 -----   -----   ----   ----   ----   ----   -----   -----   -----
                                 L000    L000    L000   L000   L000   L000   L000    L000    L000
G A Hawker.....................    268     260    --     95     13     10      281     365     345
M P Brooker....................    150     146    --     47     14     13      164     206     181
B H Charles(v).................     --      --    --     --     --     --       --      --      64
S J Doughty(vi)................     --      --    --     --     --     --       --      --      98
J M James......................    196     190    --     64     19     19      215     273     250
J E Roberts(iv)................     52     200    --     69      4     12       56     281     259
P J Twamley....................    196     190    --     70     17     16      213     276     263
                                 -----   -----    --    ---     --     --    -----   -----   -----
                                   862     986    --    345     67     70      929   1,401   1,460
                                 =====   =====    ==    ===     ==     ==    =====   =====   =====
J V H Robins(i)................    125     113    --     --     --     --      125     113      14
I R Evans......................     --      15    --     --     --     --       --      15     126
A J Hales(vii).................     --      --    --     --     --     --       --      --       8
D G Hawkins....................     28      28    --     --     --     --       28      28      25
T Knowles(ii)..................      9      28    --     --     --     --        9      28      25
R B Salmon(iii)................     28       3    --     --     --     --       28       3      --
R H Sellier....................     28      28    --     --     --     --       28      28      25
                                 -----   -----    --    ---     --     --    -----   -----   -----
                                   218     215    --     --     --     --      218     215     223
                                 =====   =====    ==    ===     ==     ==    =====   =====   =====
                                 1,080   1,201    --    345     67     70    1,147   1,616   1,683
                                 =====   =====    ==    ===     ==     ==    =====   =====   =====


-------------------------
(i)   appointed Group Chairman from 15 May 1998

(ii)  retired as a non-executive director on 23 July 1999

(iii) appointed as non-executive director on 24 February 1999

(iv)  resigned on 25 May 1999

(v)   resigned 25 July 1997

(vi) resigned 2 October 1997, and as a result received the compensation for loss of office referred to above

(vii) resigned 25 July 1997

HIGHEST PAID DIRECTOR

                                                       G A HAWKER   G A HAWKER   G A HAWKER
                                                          2000         1999         1998
                                                       ----------   ----------   ----------
                                                          L000         L000         L000
Aggregate emoluments.................................     281          365          345
Gains on share options exercised.....................      --           --            9
                                                          ---          ---          ---
                                                          281          365          354
                                                          ===          ===          ===
Accrued pension at end of the year under defined
  benefit pension schemes............................     153          153          139
                                                          ===          ===          ===


  (G) DIRECTORS' INTERESTS IN SHARES

     The beneficial interests of the directors in the ordinary shares, preference shares and options to subscribe for ordinary shares of the company at 31 March 2000, 31 March 1999 and 31 March 1998 were as follows:

                                                                        CUMULATIVE REDEEMABLE      OPTIONS OVER ORDINARY
                                                                       PREFERENCE SHARES OF L1         SHARES OF 120P
                                  ORDINARY SHARES OF 120P              ------------------------   ------------------------
                       ---------------------------------------------                   31 MARCH                     31 MARCH
                         31 MARCH        31 MARCH        31 MARCH        31 MARCH      1999 AND      31  MARCH      1999 AND
                           2000            1999            1998            2000          1998           2000          1998
                       -------------   -------------   -------------   -------------   --------     -------------   --------
J V H Robins.........      1,109            1,016          1,000              --            --            --            --
G A Hawker...........     14,212          *14,212         13,932          13,408        13,408           894           894
M P Brooker..........     13,158           13,158         13,158          14,408        14,408           794           794
J M James............     13,084           20,584         28,284             450           450        41,070        41,070
P J Twamley..........      5,202            4,538          4,354           2,070         2,070        14,839        15,076
D G Hawkins..........        577              528            502              --            --            --            --
R B Salmon...........      4,500               --             --              --            --            --            --
R H Sellier..........        294              268            255             252           252            --            --
T Knowles(i).........        n/a            5,415          5,415             n/a         5,850           n/a            --
J E Roberts(ii)......        n/a            1,034          1,000             n/a            --           n/a         2,484
                          ------          -------         ------          ------        ------        ------        ------
                          52,136           60,753         67,900          30,588        36,438        57,597        60,318
                          ======          =======         ======          ======        ======        ======        ======


-------------------------
* The interest of GA Hawker has been revised from that previously reported following notification of an under-reporting of his PEP interest in a previous financial period

(i)    Retired 23 July 1999

(ii)   Resigned 25 May 1999

     In addition, at 31 March 2000 R H Sellier was beneficially interested in 7.125% Sterling bonds redeemable in 2004 issued by Welsh Water Utilities Finance PLC with a nominal value of L9,000 (1999 L9,000).

     The above table does not include conditional allocations of shares under the long term incentive plan, details of which are set out in note 6(c)(iii).

  (H) SHARE OPTIONS

     No director was granted any share options during the period 1 April 1999 to 31 March 2000.

     Options held by each of the directors over the ordinary shares of the company are as below. Options are held under the terms of the employee sharesave scheme, except as marked sec. which were under the terms of the executive share option scheme.

                                                                                                      SHARE
                                                                                                     PRICE ON
                                                                                           OPTION    DATE OF
                         1 APRIL      1 APRIL   1 APRIL   GRANTED   EXERCISED   31 MARCH    PRICE    EXERCISE      DATE
                           1997        1998      1999     IN YEAR    IN YEAR      2000     (PENCE)   (PENCE)   EXERCISABLE
                       ------------   -------   -------   -------   ---------   --------   -------  --------   -----------
G A Hawker...........       1,550        894       894      --          --          894      650        --       Sept 2000
                         ========     ======    ======      ==         ===       ======      ===       ===       =========
M P Brooker..........       2,481        164       164      --          --          164      521        --        Oct 2001
                               --        630       630      --          --          630      650        --       Sept 2000
                         --------     ------    ------      --         ---       ------      ---       ---       ---------
                            2,481        794       794      --          --          794
                         ========     ======    ======      ==         ===       ======
J M James............  sec.44,938     41,070    41,070      --          --       41,070      563        --        Jul 1996
                         ========     ======    ======      ==         ===       ======      ===       ===       =========
P J Twamley..........  sec.18,707     14,839    14,839      --          --       14,839      563        --        Jul 1996
                              237        237       237      --         237           --      523       544        Oct 1999
                         --------     ------    ------      --         ---       ------      ---       ---       ---------
                           18,944     15,076    15,076      --         237       14,839
                         ========     ======    ======      ==         ===       ======

                        EXPIRY
                         DATE
                       --------

G A Hawker...........  Feb 2001
                       ========
M P Brooker..........  Mar 2002
                       Feb 2001
                       --------
J M James............  Jul 2003
                       ========
P J Twamley..........  Jul 2003
                       Mar 2000
                       --------


     In 1998 the directors exercised options which resulted in gains on exercise of options of L246,000.

     On 1 October 1999 PJ Twamley exercised 237 options under the sharesave scheme. This resulted in a gain on exercise of options by directors during the year of L48 (1999: nil). The gain is the difference between the share option price and the share price on the date the share options are exercised.

     No other director exercised any options during the 2000 year.

     SJ Doughty resigned on 2 October 1997. As at 1 April 1997 he held 57,673 share options, all of which were exercised prior to 31 March 1998.

     JE Roberts resigned as a director on 25 May 1999 and subsequently 2,484 options held under the sharesave scheme lapsed.

     Executive share option prices are fixed at the closing mid market value on the day preceding the date of grant. Employee sharesave options are fixed at the closing mid market value on the day preceding the date of grant less 20% discount.

     All executive share options are exercisable between three and ten years from the date of grant. Options granted under the employee sharesave scheme are exercisable within six months after the expiry of a three, five or seven year save as you earn savings contract. All options may be exercisable earlier in certain circumstances (such as retirement or redundancy).

     The middle market price of an ordinary share at the close of business on 31 March 2000 was 221.75p (1999: 786p; 1998: 978p) and the range during the year to that date was 179p to 789.5p (1999: 748p to 1,040p; 1998: 774p to 1,049p).

  (I) STAFF COSTS

                                                              2000    1999    1998
                                                              -----   -----   -----
                                                               LM      LM      LM
Wages and salaries..........................................  231.5   215.3   202.8
Social security costs.......................................   16.5    15.9    14.8
Pension costs...............................................   14.7    14.5    14.3
                                                              -----   -----   -----
                                                              262.7   245.7   231.9
                                                              =====   =====   =====


     Of the above, L38.4m (1999 L43.9m; 1998 L47.3m) has been charged to capital.

  (J) AVERAGE MONTHLY NUMBER OF EMPLOYEES DURING THE YEAR (INCLUDING EXECUTIVE DIRECTORS)

                                                               2000     1999     1998
                                                              NUMBER   NUMBER   NUMBER
                                                              ------   ------   ------
Continuing operations:
  Regulated water and sewerage activities...................  1,737    1,906    2,071
  Regulated electricity distribution activities.............    994    1,129    1,279
  Infrastructure activities.................................  4,161    3,700    3,454
  Managed services activities...............................  2,008    1,910    1,536
  Other activities..........................................    199      214      199
                                                              -----    -----    -----
                                                              9,099    8,859    8,539
Discontinued operations:
  Energy supply activities..................................    193      236      126
  Infrastructure activities.................................    254      287      279
                                                              -----    -----    -----
                                                              9,546    9,382    8,944
                                                              =====    =====    =====


7. GROUP INCOME FROM INVESTMENTS

                                                                       1999       1998
                                                              2000   RESTATED   RESTATED
                                                              ----   --------   --------
                                                               LM       LM         LM
Fixed asset investment income -- continuing operations:
  Infrastructure activities.................................  3.0      6.5        8.9
  Other activities..........................................  0.5      3.4        0.4
                                                              ---      ---        ---
                                                              3.5      9.9        9.3
                                                              ===      ===        ===

8. PROFIT ON DISPOSAL OF INTERESTS IN INVESTMENTS

                                                              2000   1999   1998
                                                              ----   ----   ----
                                                               LM     LM     LM
Infrastructure activities:
  Profit on disposal of investments.........................  2.3    18.6    --
  Profit on the grant of option in Transurban Link
     Limited................................................   --      --   3.9
                                                              ---    ----   ---
                                                              2.3    18.6   3.9
Other activities:
  Profit on disposal of investments.........................  3.4      --   1.6
                                                              ---    ----   ---
                                                              5.7    18.6   5.5
                                                              ===    ====   ===


     On 21 January 2000 the group disposed of 50% of its interest in Transurban City Link for L7.3m realising a profit on disposal of L1.3m.

     On 25 February 2000 the group received L1.6m in respect of a part disposal by the Asian Infrastructure Fund of its shares in FLAG (Fibre Optic Cable Company) following its listing on the New York Stock Exchange, realising a profit of L1.0m.

     On 4 August 1999 the group disposed of its interest in EA Technology Limited for L0.4m realising a profit of L0.3m.

     On 9 August 1999 the group disposed of its interest in UK Data Collection Services Limited for L3.2m realising a profit of L3.1m.

     On 5 May 1998 the group disposed of its interest in National
Telecommunications Inc for L45.3m realising a profit on disposal of L15.3m.

     On 13 November 1998 the group disposed of the majority of its interest in Severoceske Vcodovody a Kanalizace a.s. for L16.0m realising a profit on disposal of L3.3m after writing back goodwill previously written off directly to reserves of L2.0m.

     On 5 November 1997 the group disposed of its interest in National Grid Group Plc for L2.8m realising a profit on disposal of L1.6m.

9. GROUP INTEREST PAYABLE

                                                              2000    1999    1998
                                                              -----   -----   -----
                                                               LM      LM      LM
On bank loans and overdrafts................................    1.7     2.0     1.5
On other loans..............................................  152.4   127.8    99.8
On finance leases...........................................   12.2    13.6    12.2
                                                              -----   -----   -----
                                                              166.3   143.4   113.5
                                                              =====   =====   =====

10. TAXATION

  (A) ORDINARY TAXATION

                                                                        1999       1998
                                                              2000    RESTATED   RESTATED
                                                              -----   --------   --------
                                                               LM        LM         LM
Based on the results for the year:
  UK corporation tax at 30% (1999 31%; 1998 31%)............     --     66.4       10.9
  Advance corporation tax (written back)/written off........     --    (40.3)       5.9
  Deferred taxation.........................................   15.0       --         --
  Overseas taxation.........................................    1.0      0.4       (0.1)
  Share of joint ventures taxation..........................    0.3      0.7        0.8
  Share of associated undertakings taxation.................     --      0.4        0.5
                                                              -----    -----      -----
                                                               16.3     27.6       18.0
Prior year adjustments:
  Corporation tax...........................................  (14.4)   (16.8)       2.8
  Overseas taxation.........................................     --     (0.1)        --
  Consortium relief.........................................     --     (2.1)      (7.2)
                                                              -----    -----      -----
                                                                1.9      8.6       13.6
                                                              =====    =====      =====


     The tax charge on the profit for the year has been reduced by L12.2m (1999 increased by L9.0m; 1998 reduced by L32.8m) in respect of timing differences for which no deferred tax provision is made, and by L9.7m (1999 Lnil; 1998 L1.6m) in respect of exceptional items incurred in the year (note 5).

     The cumulative amount of advance corporation tax written off of L51.2m (1999 L35.3m; 1998 L64.5m) is available for relief against future tax liabilities in very limited circumstances and therefore has not been treated as reducing the unprovided amount of deferred taxation as disclosed in note 27(a).

     There are losses within the group of approximately L1.0m (1999 L5.0m; 1998 L5.0m) available to carry forward against future profits of those companies which incurred the losses.

  (B) EXCEPTIONAL TAXATION -- WINDFALL TAX

     The exceptional taxation charge relates to the windfall tax levied on privatised utility companies. The liability was L281.9m in respect of the two privatised utility businesses (L192.3m for Hyder plc and L89.6m for South Wales Electricity plc). The first instalment of L140.9m was paid on 1 December 1997 and the balance of the liability was paid on 1 December 1998.

11. DIVIDENDS

  (A) DIVIDENDS ON EQUITY SHARES:

                                                              2000   1999   1998
                                                              ----   ----   ----
                                                               LM     LM     LM
Interim paid of 6.7p per ordinary share (1999 16.8p; 1998
  16.2p)....................................................  10.1   24.8   23.4
Final proposed of nil pence per ordinary share (1999 33.6p;
  1998 34.2p including 1.5p per share compensation for
  delayed payment)..........................................    --   49.7   49.9
                                                              ----   ----   ----
Total paid and proposed 6.7p per ordinary share (1999 50.4p;
  1998 50.4p)...............................................  10.1   74.5   73.3
                                                              ====   ====   ====


  (B) DIVIDENDS ON NON-EQUITY SHARES:

                                                              2000   1999   1998
                                                              ----   ----   ----
                                                               LM     LM     LM
Dividends of 7.875p (net) per preference share (1999 7.875p
  (net); 1998 7.875p (net)).................................  16.4   16.4   16.4
                                                              ====   ====   ====


12. EARNINGS PER SHARE

                                             2000                             1999                             1998
                                ------------------------------   ------------------------------     -------------------------------
                                   PROFIT       EARNINGS PER        PROFIT       EARNINGS PER       (LOSS)/PROFIT   (LOSS)/EARNINGS
                                ATTRIBUTABLE        SHARE        ATTRIBUTABLE        SHARE          ATTRIBUTABLE       PER SHARE
                                TO ORDINARY    ---------------   TO ORDINARY    ---------------      TO ORDINARY    ---------------
                                SHAREHOLDERS   BASIC   DILUTED   SHAREHOLDERS   BASIC   DILUTED     SHAREHOLDERS    BASIC   DILUTED
                                ------------   -----   -------   ------------   -----   -------     -------------   -----   -------
                                     LM        PENCE    PENCE         LM        PENCE    PENCE           LM         PENCE    PENCE
Profit attributable to
  ordinary shareholders.......      58.2        39.0     39.0       181.0       123.4    122.5        (143.7)      (99.8)   (98.4)
Adjusting items:
  Exceptional items (net of
    taxation).................     118.9        79.6     79.5          --          --       --          38.4        26.7     26.3
  Windfall tax................        --          --       --          --          --       --         281.9       195.8    193.0
  Profit on disposal of group
    operations (net of
    taxation).................     (32.0)      (21.4)   (21.4)         --          --       --            --          --       --
                                   -----       -----    -----       -----       -----    -----        ------       -----    -----
Adjusted profit attributable
  to ordinary shareholders....     145.1        97.2     97.1       181.0       123.4    122.5         176.6       122.7    120.9
                                   =====       =====    =====       =====       =====    =====        ======       =====    =====


EARNINGS PER SHARE HAVE BEEN CALCULATED BASED UPON:

                                                2000               1999               1998
                                          ----------------   ----------------   ----------------
                                          BASIC    DILUTED   BASIC    DILUTED   BASIC    DILUTED
                                          NUMBER   NUMBER    NUMBER   NUMBER    NUMBER   NUMBER
                                          ------   -------   ------   -------   ------   -------
                                                              (IN MILLIONS)
Weighted average ordinary shares in
  issue.................................  149.3     149.4    146.7     147.7    143.9     146.0
                                          =====     =====    =====     =====    =====     =====

     The weighted average number of shares disclosed above is stated after excluding the 3.5m (1999 3.7m; 1998 3.9m) weighted average ordinary shares held by the qualifying employee share options trust and under the executive directors' long term incentive plan, the shares in which are treated as held by the company until they vest. The difference between the basic and diluted weighted average number of ordinary shares in issue is wholly attributable to outstanding share options.

13. INTANGIBLE FIXED ASSETS

  GROUP

                                                                      GOODWILL     GOODWILL
                                                    FISHING RIGHTS   (POSITIVE)   (NEGATIVE)   TOTAL
                                                    --------------   ----------   ----------   -----
                                                          LM             LM           LM        LM
COST
At 1 April 1999...................................        0.9           5.2          (1.8)      4.3
Additions.........................................         --           0.3           0.1       0.4
Disposals.........................................       (0.9)           --            --      (0.9)
                                                         ----           ---          ----      ----
At 31 March 2000..................................         --           5.5          (1.7)      3.8
                                                         ====           ===          ====      ====
AMOUNTS PROVIDED
At 1 April 1999...................................        0.5            --            --       0.5
Provided in the year..............................         --           0.3            --       0.3
Disposals.........................................       (0.5)           --            --      (0.5)
                                                         ----           ---          ----      ----
At 31 March 2000..................................         --           0.3            --       0.3
                                                         ====           ===          ====      ====
NET BOOK VALUE
At 31 March 2000..................................         --           5.2          (1.7)      3.5
                                                         ====           ===          ====      ====
At 31 March 1999..................................        0.4           5.2          (1.8)      3.8
                                                         ====           ===          ====      ====


     Goodwill is amortised over a period of 20 years being the directors' estimate of the useful economic life of these assets. Negative goodwill has resulted from acquisitions where net assets are acquired at a discount to the book value of net assets and is amortised between 2.5 years and 20 years.

14. TANGIBLE FIXED ASSETS

  GROUP

                                                                                                         VEHICLES, PLANT,
                                                 LEASEHOLD     WATER &                                     EQUIPMENT,
                                                 PROPERTIES   SEWERAGE                  ELECTRICITY         COMPUTER
                                     FREEHOLD       AND        INFRA-                   DISTRIBUTION        HARDWARE &
                                     LAND AND     IMPROVE-    STRUCTURE   OPERATIONAL     NETWORK          CAPITALISED
                                     BUILDINGS     MENTS       ASSETS     STRUCTURES       ASSETS           SOFTWARE         TOTAL
                                     ---------   ----------   ---------   -----------   ------------     ----------------   -------
                                        LM           LM          LM           LM             LM                 LM            LM
COST OR VALUATION
At 1 April 1999....................    76.9          6.7       1,060.0      1,425.5        902.4              435.8         3,907.3
Exchange difference................    (0.5)        (0.1)           --           --           --               (0.1)           (0.7)
Additions..........................     1.8          0.2         137.8        119.6         62.5               41.5           363.4
Grants and contributions...........      --           --          (6.6)        (1.4)          --                 --            (8.0)
Amounts written off................    (3.1)          --            --           --           --              (80.2)          (83.3)
Disposals..........................    (0.4)        (3.9)         (1.0)          --         (1.8)             (18.6)          (25.7)
Sale of group operations...........      --           --            --           --           --              (20.9)          (20.9)
                                       ----         ----       -------      -------        -----              -----         -------
At 31 March 2000...................    74.7          2.9       1,190.2      1,543.7        963.1              357.5         4,132.1
                                       ====         ====       =======      =======        =====              =====         =======
ACCUMULATED DEPRECIATION
At 1 April 1999....................    21.3          2.2         240.4        315.0        275.7              220.3         1,074.9
Exchange difference................    (0.1)          --            --           --           --                 --            (0.1)
Charge for the year................     1.7          0.3          34.7         39.1         25.1               39.5           140.4
Amounts written off................    (1.0)          --            --           --           --               (5.7)           (6.7)
Disposals..........................    (0.1)        (1.0)         (1.0)          --         (1.4)             (17.0)          (20.5)
Sale of group operations...........      --           --            --           --           --               (7.0)           (7.0)
                                       ----         ----       -------      -------        -----              -----         -------
At 31 March 2000...................    21.8          1.5         274.1        354.1        299.4              230.1         1,181.0
                                       ====         ====       =======      =======        =====              =====         =======
NET BOOK VALUE
At 31 March 2000...................    52.9          1.4         916.1      1,189.6        663.7              127.4         2,951.1
                                       ====         ====       =======      =======        =====              =====         =======
At 31 March 1999...................    55.6          4.5         819.6      1,110.5        626.7              215.5         2,832.4
                                       ====         ====       =======      =======        =====              =====         =======
ANALYSIS OF NET BOOK VALUE AT 31
  MARCH 2000
Owned..............................    52.9          0.8         916.1        964.1        663.7              127.0         2,724.6
Held under finance leases..........      --          0.6            --        225.5           --                0.4           226.5
                                       ----         ----       -------      -------        -----              -----         -------
                                       52.9          1.4         916.1      1,189.6        663.7              127.4         2,951.1
                                       ====         ====       =======      =======        =====              =====         =======


     (a) Tangible fixed assets at 31 March 2000 include L428.1m (1999 L429.5m) of assets in the course of construction, which are not depreciated until commissioned.

     (b) The net book value of leasehold properties and improvements comprise:



                                                              2000   1999
                                                              ----   ----
                                                               LM     LM

Long leasehold..............................................  1.4    0.6
Short leasehold.............................................   --    3.9
                                                              ---    ---
Total leasehold.............................................  1.4    4.5
                                                              ===    ===


     (c) Electricity distribution network assets include assets leased to third parties under operating leases. The cost of these was L3.8m (1999 L3.8m) and accumulated depreciation amounted to L1.1m (1999 L0.9m) at 31 March 2000.

(d) The accounting treatment for grants and customer contributions in respect of infrastructure assets is set out in the principal accounting policies. This treatment is not in accordance with schedule 4 to the Companies Act 1985. As a consequence the net book value of fixed assets and deferred income is L156.3m (1999 L140.2m) lower than it would have been had this treatment not been adopted.

  COMPANY

                                                                         VEHICLES, PLANT,
                                                                            EQUIPMENT
                                                                           AND COMPUTER
                                                                            HARDWARE &
                                                         FREEHOLD LAND     CAPITALISED
                                                         AND BUILDINGS       SOFTWARE       TOTAL
                                                         -------------   ----------------   -----
                                                              LM                LM           LM
COST
At 1 April 1999........................................       0.8              2.4           3.2
Additions..............................................        --              0.1           0.1
                                                              ---              ---           ---
At 31 March 2000.......................................       0.8              2.5           3.3
                                                              ===              ===           ===
ACCUMULATED DEPRECIATION
At 1 April 1999........................................        --              0.8           0.8
Charge for the year....................................        --              0.3           0.3
                                                              ---              ---           ---
At 31 March 2000.......................................        --              1.1           1.1
                                                              ===              ===           ===
NET BOOK VALUE
At 31 March 2000.......................................       0.8              1.4           2.2
                                                              ===              ===           ===
At 31 March 1999.......................................       0.8              1.6           2.4
                                                              ===              ===           ===


15. INVESTMENT PROPERTIES

  GROUP

                                                               LM

At 1 April 1999.............................................   9.4
Adjustment to open market value.............................   1.5
                                                              ----
At 31 March 2000............................................  10.9
                                                              ====


     Investment properties were valued at 31 March 2000 by Cooke & Arkwright, a firm of Chartered Surveyors, on the basis of open market value. These properties are rented to third parties under operating leases. Investment properties comprise L10.9m (1999 L9.4m) of freehold properties.

     The accounting treatment for investment properties is set out in the principal accounting policies. This treatment is not in accordance with schedule 4 to the Companies Act 1985. As a consequence the profit before interest for the year is L0.2m (1999 L0.2m) higher than it would have been had this treatment been adopted.

16. FIXED ASSET INVESTMENTS

  GROUP

                                          INTERESTS IN   INTERESTS IN
                                  OWN        JOINT        ASSOCIATED      LISTED       UNLISTED
                                 SHARES     VENTURES     UNDERTAKINGS   INVESTMENTS   INVESTMENTS   TOTAL
                                 ------   ------------   ------------   -----------   -----------   -----
                                   LM          LM             LM            LM            LM         LM
COST
At 1 April 1999................   21.7        20.4            9.9          46.5          19.4       117.9
Exchange differences...........     --        (0.1)           0.1            --          (0.1)       (0.1)
Additions......................     --        16.5             --           1.8            --        18.3
Disposals......................   (1.4)         --             --          (6.6)         (0.2)       (8.2)
Share of retained profits......     --         0.9            0.6            --            --         1.5
Reclassification...............     --         0.1           (0.1)         (4.3)           --        (4.3)
                                  ----        ----           ----          ----          ----       -----
At 31 March 2000...............   20.3        37.8           10.5          37.4          19.1       125.1
                                  ====        ====           ====          ====          ====       =====
AMOUNTS PROVIDED
At 1 April 1999................     --          --            0.1           3.0           0.8         3.9
Disposals......................     --          --             --          (1.1)           --        (1.1)
Provided in the year...........   10.0          --             --           1.6            --        11.6
                                  ----        ----           ----          ----          ----       -----
At 31 March 2000...............   10.0          --            0.1           3.5           0.8        14.4
                                  ====        ====           ====          ====          ====       =====
NET BOOK VALUE
At 31 March 2000...............   10.3        37.8           10.4          33.9          18.3       110.7
                                  ====        ====           ====          ====          ====       =====
At 31 March 1999...............   21.7        20.4            9.8          43.5          18.6       114.0
                                  ====        ====           ====          ====          ====       =====


     The market value of the listed investments, excluding the group's L27.9m (1999 L27.1m) investment in the Asian Infrastructure Fund, is L15.4m (1999 L31.1m).

     The directors consider that the market value of the group's investment in the Asian Infrastructure Fund, which is a closed end fund with no ready market for the shares, is not materially different from the carrying value of that investment.

     The listed investment of L4.3m has been reclassified as a current asset investment (note 19).

     Own shares relate to ordinary shares purchased under the qualifying employee share option trust (note 30(c)) and the executive directors' long term incentive plan (note 30(b)). The nominal value of these shares is L4.1m (1999 L4.3m).

COMPANY

                                                              INTERESTS
                                                               IN GROUP      UNLISTED
                                                OWN SHARES   UNDERTAKINGS   INVESTMENTS    TOTAL
                                                ----------   ------------   -----------   -------
                                                    LM            LM            LM          LM
COST
At 1 April 1999...............................     21.7        1,549.9          0.4       1,572.0
Additions.....................................       --           64.0           --          64.0
Disposals.....................................     (1.4)            --           --          (1.4)
                                                   ----        -------          ---       -------
At 31 March 2000..............................     20.3        1,613.9          0.4       1,634.6
                                                   ====        =======          ===       =======
AMOUNTS PROVIDED
At 1 April 1999...............................       --            1.4          0.3           1.7
Provided in the year..........................     10.0           76.1           --          86.1
                                                   ----        -------          ---       -------
At 31 March 2000..............................     10.0           77.5          0.3          87.8
                                                   ====        =======          ===       =======
NET BOOK VALUE
At 31 March 2000..............................     10.3        1,536.4          0.1       1,546.8
                                                   ====        =======          ===       =======
At 31 March 1999..............................     21.7         1548.5          0.1       1,570.3
                                                   ====        =======          ===       =======


     Principal group undertakings are listed in note 44.

17. STOCKS AND WORK IN PROGRESS

  GROUP

                                                              2000   1999
                                                              ----   ----
                                                               LM     LM

Raw materials and consumables...............................   7.8    8.8
Work in progress............................................   9.0    6.5
Finished goods and goods for resale.........................   0.1    0.7
                                                              ----   ----
                                                              16.9   16.0
                                                              ====   ====


     The replacement cost of stocks is not materially different from their carrying value.

18. DEBTORS

                                                                  GROUP          COMPANY
                                                              -------------   -------------
                                                              2000    1999    2000    1999
                                                              -----   -----   -----   -----
                                                               LM      LM      LM      LM
AMOUNTS FALLING DUE WITHIN ONE YEAR:
Trade debtors...............................................  101.6   145.2      --      --
Amounts recoverable on contracts............................   29.2    26.1      --      --
Amounts owed by subsidiary undertakings.....................     --      --   353.8   410.9
Amounts owed by associated undertakings.....................    0.7     0.5      --      --
Net investment in finance leases............................    0.2     0.1      --      --
Other debtors...............................................   29.6    40.1     0.6     3.2
Prepayments and accrued income..............................   62.1    91.8    10.1     9.3
Amounts due on sale of group operations (note 39)...........   11.2      --      --      --
                                                              -----   -----   -----   -----
                                                              234.6   303.8   364.5   423.4
AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR:
Net investment in finance leases............................    1.6     1.0      --      --
Other debtors...............................................    1.8     9.4      --      --
                                                              -----   -----   -----   -----
                                                              238.0   314.2   364.5   423.4
                                                              =====   =====   =====   =====


19. CURRENT ASSET INVESTMENTS

MANAGEMENT OF LIQUID RESOURCES

                                                                  GROUP          COMPANY
                                                              -------------   -------------
                                                              2000    1999    2000    1999
                                                              -----   -----   -----   -----
                                                               LM      LM      LM      LM
INVESTMENTS IN:
Sterling fixed term and call deposits.......................  397.2   470.5   339.8   381.9
Sterling denominated commercial papers......................   31.8   120.8    14.9    82.5
                                                              -----   -----   -----   -----
                                                              429.0   591.3   354.7   464.4
Listed investment held for resale...........................    4.3      --      --      --
                                                              -----   -----   -----   -----
                                                              433.3   591.3   354.7   464.4
                                                              =====   =====   =====   =====
AMOUNTS BECOMING DUE:
Within one year.............................................  433.3   591.3   354.7   464.4
                                                              =====   =====   =====   =====


     The fixed asset investment held for resale is the group's 20% interest in the issued share capital of Severoceske Vodovody a Kanalizace a.s. ("ScVK") which is held at cost. The market value of the ScVK investment is L2.6m (1999 L1.9m). The company has not reduced the carrying value of this investment as the company has a put option which requires a third party to purchase this investment at a price greater than the carrying value. The directors do not consider that the group's 20% interest in ScVK gives them significant influence over the operations of that company to include the investment as an associate.

20. CREDITORS

  (A) AMOUNTS FALLING DUE WITHIN ONE YEAR:

                                                                GROUP              COMPANY
                                                          -----------------   -----------------
                                                  NOTE     2000      1999      2000      1999
                                                  -----   -------   -------   -------   -------
                                                            LM        LM        LM        LM
Bank loans and overdrafts.......................              5.8       0.6        --        --
Loan notes......................................  21(d)       4.2       6.3       3.4       6.3
Other loans.....................................  21(c)       8.1      54.7        --       6.4
Obligations under finance leases................  22          0.3       0.3        --        --
Payments received on account on contracts.......             19.9      18.1        --        --
Trade creditors.................................            115.6     145.1        --        --
Amounts owed to subsidiary undertakings.........               --        --       0.2       1.0
Loans from subsidiary undertakings..............               --        --      50.0        --
Dividends payable...............................              2.7     112.5       2.7     112.5
Corporation tax.................................             12.8      28.0        --       3.0
Other taxation and social security..............             13.0      12.3        --       0.1
Other creditors.................................             89.1      88.0        --        --
Accruals and deferred income....................             86.4      90.4      57.0      48.1
Capital commitments due to joint ventures and
  associates....................................              5.7        --        --        --
                                                          -------   -------   -------   -------
                                                            363.6     556.3     113.3     177.4
                                                          =======   =======   =======   =======

  (B) AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR:
Sterling bonds..................................  21(a)   1,024.9   1,024.5     678.7     678.4
US$ bonds.......................................  21(b)     615.4     615.2     615.4     615.2
Other loans.....................................  21(c)     212.9     219.1      10.8       8.6
Obligations under finance leases................  22        265.5     265.7        --        --
Creditors between one and five years:...........                                   --        --
  Capital commitments due to joint ventures and
     associates.................................             17.7      10.3        --        --
  Refundable customer contributions.............              4.0       4.9        --        --
  Other.........................................              3.1       7.3        --        --
                                                          -------   -------   -------   -------
                                                          2,143.5   2,147.0   1,304.9   1,302.2
                                                          =======   =======   =======   =======

21. LOANS

  (A) STERLING BONDS

                                     INTEREST   NOMINAL   PREMIUM    ISSUE     NET      NET COSTS   CARRYING
MATURITY DATE                          RATE      VALUE    ON ISSUE   COSTS   PROCEEDS   AMORTISED    VALUE
-------------                        --------   -------   --------   -----   --------   ---------   --------
                                        %         LM         LM       LM        LM         LM          LM
GROUP
2002...............................   10.750       75.0       --      (1.0)     74.0       0.8         74.8
2004...............................    7.125      100.0      1.1      (2.0)     99.1       0.5         99.6
2006...............................    8.750      200.0      3.2      (2.3)    200.9      (0.1)       200.8
2014...............................    7.625      100.0      0.8      (2.6)     98.2       0.5         98.7
2016...............................    9.500      200.0      6.8      (1.9)    204.9      (0.3)       204.6
2020...............................    9.250      150.0      1.7      (3.9)    147.8       0.1        147.9
2020...............................    7.000      200.0       --      (1.6)    198.4       0.1        198.5
                                                -------     ----     -----   -------      ----      -------
                                                1,025.0     13.6     (15.3)  1,023.3       1.6      1,024.9
                                                =======     ====     =====   =======      ====      =======
COMPANY

2002...............................   10.750       75.0       --      (1.0)     74.0       0.8         74.8
2006...............................    8.750      200.0      3.2      (2.3)    200.9      (0.1)       200.8
2016...............................    9.500      200.0      6.8      (1.9)    204.9      (0.3)       204.6
2020...............................    7.000      200.0       --      (1.6)    198.4       0.1        198.5
                                                -------     ----     -----   -------      ----      -------
                                                  675.0     10.0      (6.8)    678.2       0.5        678.7
                                                =======     ====     =====   =======      ====      =======


  (B) US$ BONDS

                                     INTEREST   NOMINAL   PREMIUM    ISSUE     NET      NET COSTS   CARRYING
MATURITY DATE                          RATE      VALUE    ON ISSUE   COSTS   PROCEEDS   AMORTISED    VALUE
-------------                        --------   -------   --------   -----   --------   ---------   --------
                                        %         LM         LM       LM        LM         LM          LM
GROUP & COMPANY
2004...............................   6.750      120.0      0.8      (1.4)    119.4        0.2       119.6
2007...............................   6.875      120.0      0.8      (1.4)    119.4        0.1       119.5
2008...............................   6.500      136.0      1.9      (2.1)    135.8         --       135.8
2017...............................   7.250       60.0      0.4      (0.7)     59.7         --        59.7
2028...............................   7.375      181.0      2.6      (2.9)    180.7        0.1       180.8
                                                 -----      ---      ----     -----        ---       -----
                                                 617.0      6.5      (8.5)    615.0        0.4       615.4
                                                 =====      ===      ====     =====        ===       =====


     Fixed interest rates on the sterling/US$ cross currency interest rate swaps used to cover the US$ bonds referred to above range between 6.8% and 8.1%. The full nominal value of US$1,025m was simultaneously swapped for sterling to match the future US$ repayment liabilities at maturity.

(C) OTHER LOANS

                                                              GROUP           COMPANY
                                                              2000    1999     2000     1999
                                                              -----   -----   -------   ----
                                                               LM      LM       LM       LM
REPAYABLE AS FOLLOWS:
Within one year.............................................    8.1    54.7      --      6.4
Between one and two years...................................   18.3     7.4    10.8       --
Between two and five years..................................   24.2    24.5      --       --
After more than five years..................................  170.4   187.2      --      8.6
                                                              -----   -----    ----     ----
                                                              221.0   273.8    10.8     15.0
                                                              =====   =====    ====     ====
Repayable wholly within five years..........................   11.2    49.0    10.8      6.4
Repayable wholly after five years...........................  140.0   148.6      --      8.6
Repayable by instalments after five years...................   69.8    76.2      --       --
                                                              -----   -----    ----     ----
                                                              221.0   273.8    10.8     15.0
                                                              =====   =====    ====     ====
THESE LOANS ARE DENOMINATED IN THE FOLLOWING CURRENCIES:
Sterling....................................................  206.4   243.7      --       --
Australian $................................................     --    11.7      --       --
US$.........................................................   10.0     8.6    10.0      8.6
Canadian $..................................................     --     6.4      --      6.4
German marks................................................    3.8     3.4      --       --
Euros.......................................................    0.8      --     0.8       --
                                                              -----   -----    ----     ----
                                                              221.0   273.8    10.8     15.0
                                                              =====   =====    ====     ====


     Fixed interest rates on these loans range between 6.5% and 10.2% (1999 5.2% and 10.2%) and variable interest rates varied between 1.0% below to 0.2% above LIBOR (1999 1.0% below to 0.2% above LIBOR) (London Interbank offer rate).

     (D) LOAN NOTES

     The loan notes were issued in lieu of all or part of the cash consideration due under the offer for South Wales Electricity plc to those of its shareholders who elected as such. The notes bear interest, payable half yearly in arrears, at the rate of 1% below six month LIBOR.

22. FINANCE LEASES

  GROUP

                                                              2000    1999
                                                              -----   -----
                                                               LM      LM

AMOUNTS DUE UNDER FINANCE LEASES ARE PAYABLE AS FOLLOWS:
Within one year.............................................    0.3     0.3
Between one and two years...................................    0.1     0.2
Between two and five years..................................     --     0.1
After more than five years..................................  265.4   265.4
                                                              -----   -----
                                                              265.8   266.0
                                                              =====   =====



     A long dated interest rate swap was arranged on 1 April 1994 which has the effect of fixing the rate of interest at 7.8% on floating rate sterling finance lease obligations of L57.9m (1999 L59.3m). The obligations under the swap and the finance lease reduce over a remaining period of 14 years.

23. MATURITY OF FINANCIAL LIABILITIES

     The maturity profile of the group's gross borrowings, preference shares and other financial liabilities, excluding bank overdrafts, was as follows:

                                                               2000      1999
                                                              -------   -------
                                                                LM        LM

GROSS BORROWINGS:
In one year or less, or on demand...........................     12.6      61.3
In more than one year but not more than two years...........     94.8       7.6
In more than two years but not more than five years.........    249.8     198.7
In more than five years.....................................  1,774.1   1,918.2
                                                              -------   -------
                                                              2,131.3   2,185.8
PREFERENCE SHARES:
In more than five years.....................................    206.6     206.6
OTHER FINANCIAL LIABILITIES:
In more than one year but not more than two years...........      3.0       7.7
In more than two years but not more than five years.........     17.5       5.8
In more than five years.....................................      4.3       9.0
                                                              -------   -------
                                                              2,362.7   2,414.9
                                                              =======   =======

24. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

  (A) TREASURY MANAGEMENT AND FINANCIAL INSTRUMENTS

     Group treasury activities are managed centrally within a formal set of treasury policies and objectives which are regularly reviewed and approved by the Board. The group's policy specifically prohibits any transactions of a speculative nature and does not envisage the use of complex financial instruments. The treasury team uses financial instruments including derivatives, to raise finance and to manage risk from its operations. Surplus cash is invested in short to medium term sterling financial investments. The Board annually establishes the investment criteria which is restricted to banks or other institutions meeting required standards assessed by reference to the major credit rating agencies.

     The main treasury management risks faced relate to interest rate risk, liquidity risk and foreign currency risk. The Board reviews and agrees policies for managing these risks as summarised below.

  (B) FINANCE AND INTEREST RATE RISK

     The group's policy is to finance operating subsidiaries by a mixture of retained profits, bank borrowings, finance leases and long term loans.

     The group's policy is to keep the greater proportion of gross borrowings at fixed rates of interest. Derivatives, predominately interest rate swaps and forward rate agreements, are used to help manage the mix of fixed and floating rate debt. At the year end, after taking account of interest rate swaps 89% (1999 87%) of gross borrowings of L2,131m, were at long term fixed interest rates, fixed for an average period of 12.9 years (1999 13.8 years). The remaining 11% (1999 13%) were at floating rates of interest.

     Exposure to floating rate debt of L244m (1999 L291m) is hedged against interest rate movements by cash balances and deposits of L457m (1999 L612m). Decisions on fixing interest rates on the floating rate loans will continue to be considered as cash and deposit balances are utilised. The net effect of an average increase in interest rates of 1% on the variable rate components of the group's short term floating rate loans and cash balances during the year would have resulted in an increase in profit before tax of L2.1m (1999 L0.5m).

  (C) LIQUIDITY RISK

     The group's objective is to maintain a balance between continuity of funding and flexibility through the use of borrowings with a range of maturity dates. The group's policy is to ensure that the maturity profile does not place an excessive strain on the group's ability to repay loans. Currently no more than 17% (1999 16%) of our borrowings mature in any twelve month period. In addition, to preserve continuity of funding, at least 83% of borrowings will mature in more than five years and at least 53% in more than ten years.

     At the year end, 1% (1999 2%) of gross borrowings were due to mature in the next twelve months; 16% (1999 10%) will mature in the following four years and 83% (1999 88%) thereafter.

     In addition, the group's practice is to maintain adequate undrawn committed facilities of at least 10% of borrowings in order to provide flexibility in the management of the group's liquidity. At the year end we had multicurrency committed facilities of L450m with ten banks of which L10.8m (1999 L14.7m) had been utilised. The L10.8m utilisation relates to foreign currency loans required for overseas investments thus creating a natural hedge. The weighted average period until maturity of these facilities was 2.4 years.

     Short term flexibility is achieved by managing an investment portfolio of short term money market deposits and commercial paper purchases.

(D) FOREIGN CURRENCY RISK

     Cumulative US Bond issues amounting to US$1,025m have been converted into sterling as L617m.

     The group has entered into US dollar swaps which ensure that the group is not exposed to any currency exposure when the dollar repayments fall due.

     The group has also entered into cross currency interest rate swaps whereby the dollar coupon rates were exchanged for sterling interest rates.

     The group has a number of overseas subsidiaries, joint venture and associate entities reporting in local currencies and in order to protect the group's sterling balance sheet from the movements in the respective currency/sterling exchange rate, the group finances certain net investments in subsidiary, joint ventures and associate entities by means of related currency borrowings.

     The group also has transactional currency exposures which arise from sales and purchases by operating units in currencies other than the group's reporting currency. All operating units are required to notify the treasury team of all material currency contracts and commitments which potentially create currency exposure on either a transaction or translation basis in order that the currency exposure can be minimised.

     At the year end, after taking into account the effects of forward foreign exchange contracts, the group had foreign currency exposures with a net unrealised loss of L1m (1999 L1m) in respect of unhedged foreign currency fixed asset investments.

     On average, foreign currencies relating to group activities did not move materially against sterling during the year. Shareholders' funds were however reduced by L1.3m at 31 March 2000 (1999 L0.2m increase) due to foreign exchange movements affecting overseas debt, cash balances and other assets.

  (E) CONTRACTS FOR DIFFERENCES

     Contracts for differences (CFDs) existed within the energy supply business prior to the disposal of the business to British Energy on 17 February 2000. The CFDs largely insulated the group against the effects of variability of electricity pool prices.

     Any obligations arising under the CFDs were taken over by British Energy when they acquired the energy supply businesses. No residual risk resides within Hyder and as a consequence the unutilised power purchase provision of L59.3m (note 27(e)) on 17 February 2000 was released to the profit and loss account as part of the profit on disposal of group operations (note 39).

  (F) SHORT TERM DEBTORS AND CREDITORS

     Short term debtors and creditors have been excluded from the following disclosures, other than the currency risk disclosures.

  (G) INTEREST RATE SWAPS

     The group and company have entered into interest rate swap arrangements in order to manage the interest rate exposure of the group and the company and not for trading or speculative purposes.

Group

     The group's outstanding interest rate swap arrangements had a notional principal balance of L724.9m (1999 L755.5m), with termination dates ranging between December 2004 and December 2028 (1999 December 1999 and December 2028), and interest rates ranging between 6.8% and 8.3% (1999 6.0% and 8.4%).

  Company

     At 31 March 2000 the company's outstanding interest rate swap arrangements had a notional principal balance of L617.0m (1999 L617.0m) with termination dates ranging between December 2004 and December 2028 (1999 December 2004 and December 2028), and interest rates ranging between 6.8% and 8.1% (1999 6.9% and 8.2%).

  (H) CURRENCY AND INTEREST RATE PROFILE OF FINANCIAL LIABILITIES

     After taking into account the various interest rate and forward foreign currency swaps entered into by the group, the fixed and floating interest rate profile of the group's financial liabilities by currency was as follows:

                                                  TOTAL            FIXED RATE       FLOATING RATE
                                            -----------------   -----------------   -------------
CURRENCY                                     2000      1999      2000      1999     2000    1999
--------                                    -------   -------   -------   -------   -----   -----
                                              LM        LM        LM        LM       LM      LM
Gross borrowings:
Sterling..................................  2,116.7   2,155.7   1,887.7   1,894.9   229.0   260.8
US$.......................................     10.0       8.6        --        --    10.0     8.6
Australian $..............................       --      11.7        --        --      --    11.7
Canadian $................................       --       6.4        --        --      --     6.4
German marks..............................      3.8       3.4        --        --     3.8     3.4
Euros.....................................      0.8        --        --        --     0.8      --
                                            -------   -------   -------   -------   -----   -----
                                            2,131.3   2,185.8   1,887.7   1,894.9   243.6   290.9
Preference shares:
Sterling..................................    206.6     206.6     206.6     206.6      --      --
Other financial liabilities:
Sterling..................................     19.8      15.4        --        --      --      --
Australian $..............................      4.6       5.1        --        --      --      --
German marks..............................      0.4        --        --        --      --      --
Finnish marks.............................       --       2.0        --        --      --      --
                                            -------   -------   -------   -------   -----   -----
                                            2,362.7   2,414.9   2,094.3   2,101.5   243.6   290.9
                                            =======   =======   =======   =======   =====   =====


     The floating rate borrowings comprise:

     - loans from the European Investment Bank that bear interest based on sterling LIBOR rates;

     - sterling denominated bank borrowings that bear interest based on sterling LIBOR rates;

     - finance leases;

     - loan notes that bear interest based on sterling LIBOR rates; and,

     - foreign currency denominated bank borrowings that bear interest based on prevailing interbank borrowing rates.

     No interest is paid on the other financial liabilities.

     All overseas currency borrowings set out in the above table are fully hedged against assets denominated in those currencies.

  (I) INTEREST RATE PROFILE OF FINANCIAL LIABILITIES

                                                                             FIXED RATE
                                                                              FINANCIAL
                                                                             LIABILITIES
                                                                              WEIGHTED
                                                               WEIGHTED        AVERAGE
                                                                AVERAGE        PERIOD
                                                               INTEREST       FOR WHICH
                                                                 RATE       RATE IS FIXED
                                                              -----------   -------------
CURRENCY                                                      2000   1999   2000    1999
--------                                                      ----   ----   -----   -----
                                                               %      %     YEARS   YEARS
Sterling:
  Borrowings................................................  8.0    8.0    12.9    13.8
  Preference shares.........................................  7.9    7.9    13.3    14.3
                                                              ===    ===    ====    ====


     No interest is paid on the other financial liabilities. The figures in the above table take into account the interest rate and forward foreign currency swaps used to manage the group's fixed interest rate profile.

  (J) BORROWING FACILITIES

     Undrawn committed borrowing facilities were:-


                                                              2000    1999
                                                              -----   -----
                                                               LM      LM

Committed borrowing facilities available....................  450.0   450.0
Drawn down as at 31 March...................................  (10.8)  (14.7)
                                                              -----   -----
Expiring after more than two years..........................  439.2   435.3
                                                              =====   =====

  (K) CURRENCY AND INTEREST RATE PROFILE OF FINANCIAL ASSETS

                                                 2000                               1999
                                   --------------------------------   --------------------------------
                                                   SHORT                              SHORT
                                    CASH NET        TERM               CASH NET        TERM
                                       OF         DEPOSITS                OF         DEPOSITS
                                   OVERDRAFTS    (NOTE 19)    TOTAL   OVERDRAFTS    (NOTE 19)    TOTAL
                                   -----------   ----------   -----   -----------   ----------   -----
                                       LM            LM        LM         LM            LM        LM
CURRENCY:
Sterling.........................      8.6         428.7      437.3      10.7         568.1      578.8
US Dollars.......................      4.1           0.1        4.2       1.6            --        1.6
EU currencies (other than
  Sterling)......................     13.6           0.2       13.8       2.2           5.3        7.5
Other currencies.................      1.9            --        1.9       5.9          17.9       23.8
                                      ----         -----      -----      ----         -----      -----
                                      28.2         429.0      457.2      20.4         591.3      611.7
LONG TERM DEBTORS:
Sterling.........................       --            --        3.4        --            --       10.4
                                      ----         -----      -----      ----         -----      -----
At 31 March......................     28.2         429.0      460.6      20.4         591.3      622.1
                                      ====         =====      =====      ====         =====      =====
CURRENCY:
Floating rate....................     28.2           0.6       28.8      20.4            --       20.4
Fixed rate.......................       --         428.4      428.4        --         591.3      591.3
LONG TERM DEBTORS:
Nil interest rate................       --            --        3.4        --            --       10.4
                                      ----         -----      -----      ----         -----      -----
At 31 March......................     28.2         429.0      460.6      20.4         591.3      622.1
                                      ====         =====      =====      ====         =====      =====


     The sterling money market deposits above comprise deposits placed on money markets from overnight to four months. All the investments in commercial paper are at fixed interest rates. The weighted average interest rate on commercial paper and money market deposits is 5.7% (1999 5.5%) and the weighted average time for which they are held is 55 days (1999 71 days). These assets are held as part of the financing arrangements of the group.

     Cash generated from operating activities and from long term loan drawdowns in advance of future capital expenditure obligations is invested on a daily basis in money market investments. These investments include term deposits, government securities and corporate bonds and papers rated at not less than AA.

  (L) FAIR VALUES OF FINANCIAL INSTRUMENTS

     In the table below the fair value of short term borrowings, current asset investments, cash at bank and in hand and bank loans and overdrafts approximates to book values due to the short maturity of these instruments. The fair value of long term borrowings has been determined by reference to prices available from the financial markets on which these borrowings are traded. The fair value fundamentally represents the change in anticipated future interest rates and foreign exchange rates, to the dates of maturity of the borrowings, between the date those long term borrowings were raised and the year end. The preference shares are listed on the London Stock Exchange and the fair value has been quoted at the listed price. The fair value of interest rate swaps and combined interest rate and forward foreign currency swaps are based on market prices of comparable investments.

                                                         BOOK       FAIR       BOOK       FAIR
                                                        VALUE      VALUE      VALUE      VALUE
                                               NOTE      2000       2000       1999       1999
                                               -----   --------   --------   --------   --------
                                                          LM         LM         LM         LM
PRIMARY FINANCIAL INSTRUMENTS HELD OR ISSUED
  TO FINANCE THE GROUP'S OPERATIONS:
Short term borrowings........................             (12.6)     (12.6)     (61.3)     (61.3)
Long term borrowings.........................          (2,118.7)  (2,188.7)  (2,124.5)  (2,321.0)
Preference shares............................            (206.6)    (157.5)    (206.6)    (254.8)
Other financial liabilities..................             (24.8)     (24.8)     (22.5)     (22.5)
Long term debtors............................               3.4        3.4       10.4       10.4
Current asset investments....................  19         429.0      429.0      591.3      591.3
Cash at bank and in hand.....................              34.0       34.0       21.0       21.0
Bank loans and overdrafts....................  20(a)       (5.8)      (5.8)      (0.6)      (0.6)
                                                       --------   --------   --------   --------
                                                       (1,902.1)  (1,923.0)  (1,792.8)  (2,037.5)
DERIVATIVE FINANCIAL INSTRUMENTS HELD TO
  MANAGE THE INTEREST RATE AND CURRENCY
  PROFILE AND MATCHED BY PRIMARY FINANCIAL
  INSTRUMENTS:
Interest rate swaps..........................                --       (6.3)        --      (10.5)
Combined interest rate and forward foreign
  currency swaps.............................                --      (59.2)        --      (51.1)
                                                       --------   --------   --------   --------
                                                       (1,902.1)  (1,988.5)  (1,792.8)  (2,099.1)
DERIVATIVE FINANCIAL INSTRUMENTS HELD TO
  MANAGE THE INTEREST RATE PROFILE AND
  NOT MATCHED BY A PRIMARY FINANCIAL INSTRUMENT:
Interest rate swaps..........................                --       (3.5)        --       (8.1)
                                                       --------   --------   --------   --------
                                                       (1,902.1)  (1,992.0)  (1,792.8)  (2,107.2)
                                                       ========   ========   ========   ========


     The fair value of derivative financial instruments matched by primary financial instruments relates to long term borrowings with a book value of L673.4m (1999 L674.5m) which have been included within the primary financial instruments issued to finance the group's operations at a fair value of L637.6m (1999 L676.3m), which is the redemption value of those borrowings.

(M) LOSSES ON DERIVATIVE FINANCIAL INSTRUMENTS

     The fair value of losses on derivative financial instruments are not recognised in the financial statements. These instruments are held to manage the group's interest rate and currency exposures and the resultant fixed interest charges are made in the accounting periods to which they relate. The table below analyses the composition of the fair value losses (note 24(l)).

                                                               UNRECOGNISED
                                                                TOTAL NET
                                                               GAINS/LOSSES
                                                                  2000
                                                              ------------
                                                                   LM

Losses on hedges at 1 April 1999............................     (69.7)
Gains not included in 1999/2000 income......................       0.7
                                                                 -----
Losses on hedges at 31 March 2000...........................     (69.0)
                                                                 =====
Of which:
Losses expected to be included in 2000/01 income............      (0.6)
Losses expected to be included in 2001/02 income or later
  years.....................................................      (2.9)
Losses not expected to be included in 2001/02 income or
  later years...............................................     (65.5)
                                                                 -----
                                                                 (69.0)
                                                                 =====


25. CAPITAL COMMITMENTS

  GROUP

                                                              2000    1999
                                                              -----   -----
                                                               LM      LM

Contracted for but not provided in the financial
  statements................................................  155.4   182.5
                                                              =====   =====


     In order to meet additional quality and service standards, together with growth and new demands, the group has capital investment obligations over the next five years amounting to approximately L1.13 billion at current prices in the regulated water and sewerage business and approximately L250 million at current prices, within the regulated electricity distribution business.

26. LEASING COMMITMENTS

     At 31 March 2000 there were revenue commitments, in the ordinary course of business in the next year relating to the payment of rentals on non-cancellable operating leases expiring:

  GROUP

                                                               LAND AND
                                                               BUILDINGS      OTHERS
                                                              -----------   -----------
                                                              2000   1999   2000   1999
                                                              ----   ----   ----   ----
                                                               LM     LM     LM     LM
Within one year.............................................  0.5    0.9    2.9     4.7
Between two and five years..................................  1.4    2.8    4.2     2.6
After five years............................................  3.5    2.6    0.3     3.0
                                                              ---    ---    ---    ----
                                                              5.4    6.3    7.4    10.3
                                                              ===    ===    ===    ====

  COMPANY

                                                               LAND AND
                                                               BUILDINGS      OTHERS
                                                              -----------   -----------
                                                              2000   1999   2000   1999
                                                              ----   ----   ----   ----
                                                               LM     LM     LM     LM
Within one year.............................................  0.2    0.2    --     --
After five years............................................  0.1    0.1    --     --
                                                              ---    ---    --     --
                                                              0.3    0.3    --     --
                                                              ===    ===    ==     ==


27. PROVISIONS FOR LIABILITIES AND CHARGES

                                                                       GROUP         COMPANY
                                                                    ------------   -----------
                                                             NOTE   2000   1999    2000   1999
                                                             ----   ----   -----   ----   ----
                                                                     LM     LM      LM     LM
Deferred taxation..........................................  (a)    15.0      --    --     --
Group insurance funds......................................  (b)    15.1    12.9    --     --
Reorganisation provision...................................  (c)    26.9    47.9   0.4    0.7
Pensions provision.........................................  (d)     2.8     2.8   1.5    1.2
Power purchase provision...................................  (e)      --    65.7    --     --
Other provisions...........................................  (f)    20.1    13.8   0.5    0.5
                                                                    ----   -----   ---    ---
                                                                    79.9   143.1   2.4    2.4
                                                                    ====   =====   ===    ===


  (A) DEFERRED TAXATION

  Group

                                                               AMOUNT          AMOUNTS
                                                              PROVIDED        UNPROVIDED
                                                            ------------    --------------
                                                            2000    1999    2000     1999
                                                            ----    ----    -----    -----
                                                             LM      LM      LM       LM
Tax effect of timing differences:

  Excess of tax allowances over depreciation............      --     --     371.3    355.3
  Other timing differences..............................      --     --      (8.7)   (20.5)
                                                            ----     --     -----    -----
                                                              --     --     362.6    334.8
Capital gains rolled over...............................    15.0     --       7.7      0.2
Earnings retained overseas..............................      --     --       4.3      3.3
                                                            ----     --     -----    -----
                                                            15.0     --     374.6    338.3
                                                            ====     ==     =====    =====

  Company

                                                                 AMOUNT
                                                               UNPROVIDED
                                                              ------------
                                                              2000    1999
                                                              ----    ----
                                                               LM      LM

Tax effect of timing differences:

  Excess of tax allowances over depreciation................   0.2     0.2
  Other timing differences..................................  (0.6)   (0.4)
                                                              ----    ----
                                                              (0.4)   (0.2)
                                                              ====    ====


  (B) GROUP INSURANCE FUNDS


                                                              GROUP   COMPANY
                                                              -----   -------
                                                               LM       LM

At 1 April 1999.............................................  12.9      --
Premiums....................................................   5.7      --
Claims......................................................  (3.1)     --
Released to profit and loss account.........................  (0.4)     --
                                                              ----      --
At 31 March 2000............................................  15.1      --
                                                              ====      ==


     Cover against certain risks is provided by Brecon Insurance Company Limited, a wholly owned subsidiary undertaking of the group.

  (C) REORGANISATION PROVISION

                                                              NOTE   GROUP   COMPANY
                                                              ----   -----   -------
                                                                      LM       LM
At 1 April 1999.............................................          47.9     0.7
Charged to profit and loss account..........................   5      35.1     0.5
Released to profit and loss account.........................   5     (10.2)     --
Utilised....................................................         (45.9)   (0.8)
                                                                     -----    ----
At 31 March 2000............................................          26.9     0.4
                                                                     =====    ====


     The reorganisation provision includes severance, related pension costs and property costs for restructuring initiatives which will be completed within the next 24 months.

  (D) PENSIONS PROVISION



                                                              GROUP   COMPANY
                                                              -----   -------
                                                               LM       LM

At 1 April 1999.............................................   2.8      1.2
Charged to profit and loss account..........................   0.4      0.3
Utilised....................................................  (0.4)      --
                                                              ----      ---
At 31 March 2000............................................   2.8      1.5
                                                              ====      ===


     This provision relates to unfunded directors pensions (note 6 (d)(iv)) and the "Barber" provisions which are expected to be utilised within the next 24 months.

  (E) POWER PURCHASE PROVISION

                                                              NOTE   GROUP   COMPANY
                                                              ----   -----   -------
                                                                      LM       LM
At 1 April 1999.............................................          65.7     --
Utilised....................................................    4     (6.4)    --
Released to profit and loss account on disposal of supply
  business..................................................   39    (59.3)    --
                                                                     -----     --
At 31 March 2000............................................            --     --
                                                                     =====     ==


  (F) OTHER PROVISIONS


                                                              GROUP   COMPANY
                                                              -----   -------
                                                               LM       LM

At 1 April 1999.............................................  13.8      0.5
Charged to profit and loss account..........................  10.1       --
Utilised....................................................  (3.8)      --
                                                              ----      ---
At 31 March 2000............................................  20.1      0.5
                                                              ====      ===


     These provisions principally relate to leasehold property provisions, onerous contracts, uninsured losses and other claims arising which are expected to be utilised within the next 16 years.

28. ACCRUALS AND DEFERRED INCOME

  GROUP

                                                                LM

At 1 April 1999.............................................  155.3
Receivable during the year..................................   10.5
Released to profit and loss account.........................   (6.0)
                                                              -----
At 31 March 2000............................................  159.8
                                                              =====

     Deferred income represents grants and customer contributions received in respect of investment in non-infrastructure fixed assets. These grants are amortised to the profit and loss account over the estimated useful economic life of the related assets.

29. CALLED UP SHARE CAPITAL


                                                              2000    1999
                                                              -----   -----
                                                               LM      LM

AUTHORISED:
166,666,667 ordinary shares of 120p each (1999
  166,666,667)..............................................  200.0   200.0
209,000,000 cumulative redeemable preference shares (7.875%
  net) of L1 each (redeemable 31 July 2013) (1999
  209,000,000)..............................................  209.0   209.0
                                                              -----   -----
                                                              409.0   409.0
                                                              =====   =====
ALLOTTED, CALLED UP AND FULLY PAID:
154,710,591 ordinary shares of 120p each (1999
  151,018,332)..............................................  185.6   181.2
207,181,776 cumulative redeemable preference shares (7.875%
  net) of L1 each (redeemable 31 July 2013) (1999
  207,181,776)..............................................  207.2   207.2
                                                              -----   -----
                                                              392.8   388.4
                                                              =====   =====


     All cumulative redeemable preference shares are redeemable at par on 31 July 2013. These shares are non-voting and have a preferential right to return of capital on a winding up.

     Ordinary shares were issued in the year resulting from the exercise of share options under the Hyder and South Wales Electricity plc employee sharesave and executive share option schemes at prices between 354p and 676p per share.

     In total 3,692,259 ordinary shares, with an aggregate nominal value of L4.4m were issued in the year. The cash consideration received in respect of the issue of 5,957 ordinary shares was L37,000. Included within the total are 3,686,302 ordinary shares with an aggregate nominal value of L4.4m issued in relation to the scrip dividend plan for which no cash consideration was received.

30. EMPLOYEE SHARE SCHEMES

  (A) HYDER PLC SHARE SCHEMES

     The company has four Inland Revenue approved share option schemes for its employees and those of subsidiary undertakings. There is also an unapproved scheme (the Hyder overseas share plan) which extends share scheme arrangements for the benefit of overseas employees resident outside of the United Kingdom.

     The employee sharesave scheme is savings related and the share options are exercisable within six months of completion of a three, five or seven year save as you earn contract. Employee sharesave options are fixed at the closing mid market value on the day preceding the date of grant less 20% discount. The executive share option scheme is a discretionary scheme for senior employees under which options are granted at fixed prices at the closing mid market value on the day preceding the date of grant. Executive share options granted after July 1993 are performance related and can only be exercised if the increase in the share price of an ordinary share exceeds the increase in the Retail

Prices Index plus 2% per annum compound (pro rata for any period of less than one year) in the period between the date of grant and the exercise date. All executive share options are exercisable between three and ten years from the date of grant. No new options may be granted to executive directors under this scheme.

     Options granted but not yet exercised under these schemes at 31 March 2000 together with their exercise prices and dates are shown below:

                                                                                 NUMBER OF 120P
                                                                                    ORDINARY

                             DATE                              OPTION PRICE          SHARES
                            OPTION        NORMAL DATE OF        PER SHARE     ---------------------
                            GRANTED          EXERCISE            (PENCE)        2000        1999
                           ---------   ---------------------   ------------   ---------   ---------
EMPLOYEE SHARESAVE
  SCHEME.................   Dec 1992     Mar 2000 - Aug 2000    425 - 427       103,830     321,180
                           Sept 1994     Oct 1999 - Mar 2000    522 - 525            --     358,333
                           Sept 1994     Oct 2001 - Mar 2002    522 - 525       143,096     165,911
                            Dec 1994     Feb 2000 - Aug 2000    522 - 525        55,240     243,724
                            Dec 1994     Feb 2002 - Aug 2002    522 - 525        87,153     107,021
                            Jul 1997     Sep 2000 - Feb 2001          650       525,180     734,208
                            Jul 1997     Sep 2002 - Feb 2003          650     1,780,396   2,477,291

                                                                              ---------   ---------
                                                                              2,694,895   4,407,668
                                                                              ---------   ---------
  EXECUTIVE SHARE OPTION
     SCHEME..............   Jul 1991     Jul 1994 - Jul 2001          354        23,021      24,049
                            Jul 1993     Jul 1996 - Jul 2003          563        55,909      55,909
                            Aug 1993     Aug 1996 - Aug 2003          648        13,937      21,146
                            Jan 1994     Jan 1997 - Jan 2004          716       151,442     151,442
                            Jan 1995     Jan 1998 - Jan 2005          676        16,928      21,857
                                                                              ---------   ---------
                                                                                261,237     274,403
                                                                              ---------   ---------
  OVERSEAS SHARE PLAN....   Oct 1997     Nov 2000 - Apr 2001          841        38,749      67,280
                            Oct 1997     Nov 2002 - Apr 2003          841        14,424      32,910
                                                                              ---------   ---------
                                                                                 53,173     100,190
                                                                              ---------   ---------
                                                                              3,009,305   4,782,261
                                                                              =========   =========


     No options were granted during the year ended 31 March 2000. All options and rights over Hyder plc ordinary shares held under Inland Revenue approved share schemes can be exercised early in certain exceptional circumstances such as retirement or redundancy.

     During the year ended 31 March 1999 two Inland Revenue approved profit sharing schemes were established, one for the benefit of staff employed by Hyder Utilities (the utilities scheme) and a separate scheme for the benefit of employees of Hyder plc (the plc scheme). The number of Hyder ordinary shares appropriated under these schemes in July 1998 and held in trust at 31 March 2000 were 146,263 (1999 72,211) ordinary shares under the utilities scheme and 3,748 (1999 1,688) ordinary shares under the plc scheme. All shares are held in trust under the rules of the schemes. A further appropriation of shares will take place in July 2000 subject to scheme targets and eligibility criteria being met.

  (B) HYDER PLC LONG TERM INCENTIVE PLAN (L-TIP)

     The company L-Tip is available to executive directors and selected senior executives. Full details of this scheme are set out in note 6. The ordinary shares which are conditionally allocated under the L-Tip are purchased in the market by an employee benefit trust with funds allocated by the company. The trustees have waived dividends on the shares held.

     A second L-Tip was established in 1999 for the benefit of a director, J M James, who does not participate in the main L-Tip. Details are disclosed in note 6.

  (C) QUALIFYING EMPLOYEE SHARE OPTION TRUST (QUEST)

     In March 1998 the company established a qualifying employee share option trust (Quest) as a vehicle to procure ordinary shares in Hyder plc to meet in part the obligations of the company pursuant to valid exercises of options under the rules of the Hyder and South Wales Electricity sharesave schemes. At 31 March 2000 Hyder Share Scheme Trustee (2) Limited, as trustee, held 3,261,565 ordinary shares (1999 3,437,499) with a value, based on the average closing price of the shares in the thirty days up to 7 July, being the latest practicable date prior to the directors' approving the financial statements, of L10.4m (1999 market value L27.0m). If the shares are transferred at this value otherwise than for a qualifying purpose of the Quest, an income tax charge of L5.3m will be payable by Hyder Share Scheme Trustees (2) Limited.

     The accounts include the shares held by the Quest, which are included as fixed asset investments. Under the rules of the Quest dividends have been waived by the trustee. The expenses of Quest which are borne by the group are expensed as incurred. The purchase of shares by Hyder Share Scheme Trustee (2) Limited as trustee was financed by loans from Hyder plc.

     Details of share options outstanding under the sharesave schemes are stated in notes 30(a) above.

31. SHARE PREMIUM ACCOUNT

                                                              GROUP   COMPANY
                                                              -----   -------
                                                               LM       LM

At 1 April 1999.............................................  137.4    137.4
Nominal value of ordinary shares issued under scrip dividend
  in lieu of cash dividend (note 29)........................   (4.4)    (4.4)
                                                              -----    -----
At 31 March 2000............................................  133.0    133.0
                                                              =====    =====

32. RESERVES

  (A) PROFIT AND LOSS ACCOUNT


                                                              GROUP   COMPANY
                                                              -----   -------
                                                               LM       LM

At 1 April 1999.............................................  370.8    443.5
Profit/(loss) retained for the year.........................   48.1   (152.3)
Goodwill written back on disposal...........................   84.0       --
Scrip dividend issued in lieu of cash dividend..............   21.5     21.5
Foreign currency translation losses.........................   (1.3)    (0.2)
Reserves adjustment on acquisition of additional interest in
  subsidiary................................................   (0.7)      --
                                                              -----   ------
At 31 March 2000............................................  522.4    312.5
                                                              =====   ======


     The cumulative goodwill written off directly to reserves is L544.3m (1999 L628.3m).

     In accordance with the group's accounting policy, Lnil of net exchange differences (1999 L0.2m net gains) on foreign currency loans which match investments have been offset in reserves.

  (B) CAPITAL RESERVE


                                                              GROUP   COMPANY
                                                              -----   -------
                                                               LM       LM

At 1 April 1999 and 31 March 2000...........................   --       9.6
                                                               ==       ===


     The capital reserve arose on the acquisition of South Wales Electricity plc and comprised the fair value of the options granted by the company to South Wales Electricity plc share option holders less the option price to be received by the company on the exercise of those options.

  (C) INVESTMENT REVALUATION RESERVE


                                                              GROUP   COMPANY
                                                              -----   -------
                                                               LM       LM

At 1 April 1999.............................................   1.2      --
Revaluations (note 15)......................................   1.5      --
                                                               ---      --
At 31 March 2000............................................   2.7      --
                                                               ===      ==


  (D) CAPITAL REDEMPTION RESERVE

     On 30 December 1994 the group and company created a capital redemption reserve of L1 following the redemption at par of the special rights redeemable preference share of L1.

33. EQUITY MINORITY INTEREST


                                                              GROUP   COMPANY
                                                              -----   -------
                                                               LM       LM

At 1 April 1999.............................................   2.6      --
Adjustment to fair value of assets..........................  (0.4)     --
Purchase of minority interest...............................  (1.5)     --
Recognition of results for the year.........................   0.2      --
Currency translation differences............................  (0.2)     --
                                                              ----      --
At 31 March 2000............................................   0.7      --
                                                              ====      ==


34. NET CASH INFLOW FROM OPERATING ACTIVITIES

                                                               2000    1999    1998
                                                               -----   -----   -----
                                                                LM      LM      LM
Continuing operations:
Operating profit............................................   164.1   270.6   239.6
Non cash element of exceptional items (excluding
  reorganisation costs).....................................    73.3      --      --
Depreciation of tangible fixed assets.......................   136.8   122.8   100.4
Amounts written off tangible fixed assets...................      --     7.1     1.5
Amounts provided on intangible fixed assets and fixed asset
  investments...............................................     1.1     2.0     1.5
Amortisation of grants and contributions....................    (6.0)   (5.9)   (5.5)
Loss/(profit) on sale of fixed assets.......................     0.5      --    (0.8)
Net increase in stocks......................................    (1.7)   (1.9)   (0.6)
Net (increase)/decrease in debtors..........................   (34.0)    1.2   (12.2)
Net increase/(decrease) in creditors........................    46.5     4.0   (13.0)
Contribution from/(to) insurance fund.......................     2.3     0.1    (2.8)
Reorganisation provisions...................................   (20.5)  (11.2)   10.6
Contributions to pension fund...............................      --    (0.2)   (0.1)
Other provisions -- storm damage............................      --    (6.5)     --
Other provisions............................................     6.3     0.4      --
                                                               -----   -----   -----
Net cash inflow from continuing operating activities........   368.7   382.5   318.6
                                                               -----   -----   -----
Discontinued operations:
Operating (loss)/profit.....................................    (3.7)   26.0     5.1
Non cash element of exceptional items (excluding
  reorganisation costs).....................................    12.8      --      --
Depreciation of tangible fixed assets.......................     3.6     1.6     0.9
Net increase in stocks......................................    (0.3)     --      --
Net decrease/(increase) in debtors..........................     1.1   (29.0)  (11.5)
Net increase in creditors...................................     1.9     9.9    12.8
Contribution (to)/from insurance fund.......................    (0.1)    0.1      --

                                                               2000    1999    1998
                                                               -----   -----   -----
                                                                LM      LM      LM
Reorganisation provisions...................................    (0.5)     --    (0.9)
Power purchase provision release............................    (6.4)   (7.3)     --
Other provisions............................................    (0.5)     --      --
                                                               -----   -----   -----
Net cash inflow from discontinued operating activities......     7.9     1.3     6.4
                                                               -----   -----   -----
Net cash inflow from operating activities...................   376.6   383.8   325.0
                                                               =====   =====   =====


     Debtors have increased in the continuing operations in 2000 principally due to amounts owing to the electricity distribution business by the energy supply business which in 1999 and 1998 were intercompany balances and eliminated in the group accounts.

35. ANALYSIS OF NET DEBT

  (A) MOVEMENTS IN THE YEAR

                                                   CASH LESS      CURRENT     DEBT AND
                                                      BANK         ASSET      FINANCE
                                                   OVERDRAFTS   INVESTMENTS    LEASES     TOTAL
                                                   ----------   -----------   --------   --------
                                                       LM           LM           LM         LM
At 1 April 1999..................................     20.4         591.3      (2,185.8)  (1,574.1)
Consolidated cashflow statement..................      7.8        (162.0)         55.7      (98.5)
Bond issue costs written back....................       --            --          (0.6)      (0.6)
Currency translation differences.................       --          (0.3)         (0.6)      (0.9)
                                                      ----        ------      --------   --------
At 31 March 2000.................................     28.2         429.0      (2,131.3)  (1,674.1)
                                                      ====        ======      ========   ========


  (B) YEAR END RECONCILIATION

                                                              NOTE      2000       1999
                                                              -----   --------   --------
                                                                         LM         LM
Loans and finance lease obligations:
Amounts falling due within one year.........................  20(a)      (12.6)     (61.3)
Amounts falling due after more than one year................  20(b)   (2,118.7)  (2,124.5)
                                                                      --------   --------
                                                              35(a)   (2,131.3)  (2,185.8)
Current asset investments...................................  19         429.0      591.3
Cash at bank and in hand....................................              34.0       21.0
Bank loans and overdrafts...................................  20(a)       (5.8)      (0.6)
                                                                      --------   --------
                                                              35(a)   (1,674.1)  (1,574.1)
                                                                      ========   ========

36. ANALYSIS OF CHANGES IN FINANCING IN THE YEAR

                                                 SHARE CAPITAL           LOANS & FINANCE
                                              (INCLUDING PREMIUM)       LEASE OBLIGATIONS
                                              --------------------    ----------------------
                                               2000          1999      2000           1999
                                              ------        ------    -------        -------
                                                LM            LM        LM             LM
At 1 April..................................  525.8         525.3     2,185.8        1,575.1
New loans and bonds.........................     --            --         2.0          529.4
New finance leases..........................     --            --          --           92.1
Loans acquired with subsidiaries............     --            --          --            3.4
Loan notes issued on acquisition of
  subsidiaries..............................     --            --          --            1.7
Loan repayments.............................     --            --       (57.5)          (9.0)
Finance lease repayments....................     --            --        (0.2)          (0.5)
Bond issue costs written back...............     --            --         0.6            0.1
Proceeds from the issue of ordinary
  shares....................................     --           0.5          --             --
Expenses of issuing bonds...................     --            --          --           (6.6)
Currency translation difference.............     --            --         0.6            0.1
                                              -----         -----     -------        -------
At 31 March.................................  525.8         525.8     2,131.3        2,185.8
                                              =====         =====     =======        =======


37. RECONCILIATION OF NET CASH FLOW TO INCREASE IN NET DEBT

                                                              NOTE      2000       1999
                                                              -----   --------   --------
                                                                         LM         LM
Increase in cash as per cashflow statement..................               7.8       28.9
Decrease/(increase) in loans and finance lease
  obligations...............................................  35(a)       55.7     (605.4)
(Decrease)/increase in liquid resources held as current
  asset investments.........................................  35(a)     (162.0)     289.7
                                                                      --------   --------
Increase in net debt resulting from cash flows..............             (98.5)    (286.8)
Acquired with subsidiaries..................................                --       (3.4)
Issued on acquisition of subsidiaries.......................                --       (1.7)
Bond issue costs written back...............................              (0.6)      (0.1)
Currency translation differences............................  35(a)       (0.9)       0.1
                                                                      --------   --------
Increase in net debt........................................            (100.0)    (291.9)
At 1 April..................................................          (1,574.1)  (1,282.2)
                                                                      --------   --------
At 31 March.................................................          (1,674.1)  (1,574.1)
                                                                      ========   ========


38. ACQUISITION

     During the year the group increased its shareholding in AcerPlan GmbH from 56% to 89%. These operations have been integrated into the continuing activities of the group. The additional shareholding of 33% resulted from a further consideration of L1.7m, of which L0.2m is deferred consideration.

39. DISPOSALS OF GROUP OPERATIONS

     On 17 February 2000 the group sold SWALEC Gas Limited and the electricity supply business of South Wales Electricity plc for a consideration of L106.8m. On 31 March 2000 the group also disposed of Environmental Laboratories, an unincorporated division of Hyder Consulting Limited, for a consideration of L11.4m of which the final payment of L11.2m was received on 7 April 2000. The values of the assets disposed of were as follows:

                                                                LM

Tangible fixed assets.......................................   13.9
Debtors.....................................................  102.7
Work in progress............................................    1.1
Cash........................................................    1.0
Creditors...................................................  (84.1)
Provisions arising on disposal..............................    1.3
Tangible fixed assets written off...........................    8.5
Transaction costs...........................................    2.1
Goodwill previously written off to reserves.................   84.0
Power purchase provision released on disposal...............  (59.3)
                                                              -----
                                                               71.2

Profit on disposal..........................................   47.0
                                                              -----
                                                              118.2
                                                              =====
CONSIDERATION:
Cash received in the year...................................  107.0
Cash received on 7 April 2000...............................   11.2
                                                              -----
                                                              118.2
                                                              =====


     The net inflow of cash arising from the above disposals was as follows:

                                                               LM

Cash received...............................................  107.0
Cash released...............................................   (1.0)
Transaction costs...........................................   (2.1)
                                                              -----
                                                              103.9
                                                              =====


     The amounts included in the consolidated profit and loss account and cashflows up to the date of disposal in respect of the energy supply business and Environmental Laboratories are shown in notes 2, 4 and 34.

     The deferred tax charge of L15.0m in respect of the above disposals relates to capital gains rolled over (note 27(a)).

40. DIRECTORS' AND OFFICERS' LOANS AND TRANSACTIONS

     No loans or credit transactions with any directors, officers or connected persons subsisted during the year or were outstanding at the end of the year.

41. PENSION SCHEMES

     The group operates a number of pension schemes both in the UK and overseas. The assets of each pension scheme are held separately from the assets of the group and are administered by trustees. The principal schemes are defined benefit schemes in the UK -- the Hyder Water Pension Scheme (HWPS), the Water Mirror Image Pension Scheme (WMIS), the Electricity Supply Pension Scheme (ESPS) and the Acer Group Pension Scheme (AGPS).

     The employer's contributions and pension cost under the accounting standard Statement of Standard Accounting Practice No. 24 "Accounting for Pension Costs" (SSAP24) for the HWPS and WMIS has been assessed in accordance with the advice of William M. Mercer Limited, consulting actuaries, using the projected unit method for HWPS and the attained age method for WMIS. For this purpose the actuarial assumptions adopted are based upon investment growth of 6.5% per annum, pay growth of 4.5% per annum and increases to pensions in payment and deferred pensions of 3% per annum.

     The last actuarial valuations for HWPS and WMIS were carried out as at 31 March 1998 with the market values being L324.6m and L99.9m respectively. Using the assumptions adopted for SSAP 24, the actuarial value of assets represented 113% for HWPS and 118% for WMIS of the value of the accrued benefits after allowing for expected future earnings increases. In deriving the pension cost under SSAP24 the surpluses in HWPS and WMIS are spread over the future working lifetime of employees.

     The employer's contributions and pension cost for the South Wales section of the ESPS has been assessed in accordance with advice from Bacon and Woodrow, consulting actuary, at 31 March 1998, using the attained age actuarial method. For this purpose the principal actuarial assumptions adopted were an investment growth of 8.5% per annum, pay growth of 6% per annum and increases to pensions in payment of 4.5% per annum.

     The latest actuarial valuation was carried out at 31 March 1998, with the market value of the assets being L526.3m. Using the assumptions adopted for SSAP24 the actuarial value of the assets represented 110% of the value of the accrued benefits after allowing for expected future earnings increases. In deriving the pension cost under SSAP24 the surplus in the scheme is being recognised as a reduction to pension cost over the future working lifetime of the employees and to cover short term early retirement costs.

     The employer's contributions and pension cost for AGPS, being the principal UK scheme for Hyder Consulting Group Limited, has been assessed in accordance with the advice of Buck Consultants Limited using the projected unit method. For this purpose the main actuarial assumptions used are based upon investment growth of 7.5% per annum, pay growth of 4.5% per annum, and increases to pensions in payment of 3.5% per annum.

     The latest actuarial valuation was carried out as at 1 May 1999 with the market value of the assets being L55.0m. Using the assumptions adopted for SSAP24 the actuarial value of the assets represented 94% of the value of the accrued benefits after allowing for expected future earnings increases. In deriving the pension cost under SSAP24 the deficit in the scheme is being spread over the future working lifetime of employees by way of increased employer's contribution rates.

     The total group pension cost for the period was L14.7m (1999 L14.5m). A prepayment of pension costs of L8.5m (1999 L6.6m) is included in note 18 within prepayments and accrued income.

As a consequence of changes made by the Finance Act 1989 the group is unable to provide fully for approved pension for some executive directors who have joined the group since 1989. The group has therefore made alternative arrangements in these cases. Provision for the cost of unfunded pension is included in the charge for the period on a basis consistent with SSAP 24. These arrangements will not result in any individual executive director receiving any greater benefit than would have applied if the full approved provision had been possible.

42. CONTINGENT LIABILITIES

  GROUP

     In accordance with normal commercial practice, various group companies have provided a number of third party guarantees in relation to trading or investment obligations arising from contracts entered into in the normal course of business. In addition guarantees of L12m (1999 Lnil) have been provided in respect of third party debt obligations.

  COMPANY

     The company has provided guarantees in respect of finance lease and loan facilities granted to its subsidiary Dwr Cymru Cyfyngedig amounting to L464.8m (1999 L500.4m). The loan and finance lease facilities are fully drawn down and therefore no further guarantees are required.

     The company is a participant in a cash pooling arrangement operated by National Westminster Bank Plc in the United Kingdom. The company has guaranteed the bank overdraft balances of the participating companies, all of which are subsidiaries of the company, subject to a maximum amount equal to the company's own cash balance with the bank. At 31 March 2000 the overdrafts in subsidiary companies in the cash pooling arrangement amounted to L29.9m (1999 L29.8m).

     The company, as ultimate holding company, has provided third party guarantees of L35.5m (1999 L18.8m) in relation to investment obligations entered into by subsidiary companies. The company has also provided a number of third party guarantees in relation to contractual obligations entered into by subsidiary companies in the normal course of business.

43. ELAN AQUEDUCT

     In 1984 Welsh Water Authority entered into a conditional sale and purchase agreement with Severn Trent Water Authority for the sale of the aqueduct and associated works by which the bulk supply to Severn Trent reservoirs is conveyed.

     The sum of L31.7m, representing the consideration for the conditional sale, has been invested in a trust fund. The principal function of the fund was to provide an income to Welsh Water Authority, whilst preserving the capital value of the fund in real terms. Welsh Water Authority's interest in this fund was vested in Dwr Cymru Cyfyngedig under the provisions of the Water Act 1989. The assets of the fund are not included in these financial statements.

44. PRINCIPAL GROUP UNDERTAKINGS

                                                         COUNTRY OF
                                                       INCORPORATION,         SHAREHOLDING
                                                        REGISTRATION      ---------------------
                                                        AND OPERATION     DIRECTLY   INDIRECTLY
                                                      -----------------   --------   ----------
                                                                             %           %
SUBSIDIARY UNDERTAKINGS
UTILITY ACTIVITIES
Hyder Utilities (Holdings) Limited..................  England and Wales     100
  REGULATED WATER AND SEWERAGE ACTIVITIES
  Dwr Cymru Cyfyngedig..............................  England and Wales                 100
     Welsh Water Utilities Finance PLC..............  England and Wales                 100
     Hyder Utilities (Operations) Limited...........  England and Wales                  50
  REGULATED ELECTRICITY DISTRIBUTION ACTIVITIES
  South Wales Electricity plc (distribution
     business)......................................  England and Wales                 100
     Hyder Utilities (Operations) Limited...........  England and Wales                  50
  MANAGED SERVICES ACTIVITIES
  Hyder Services Limited............................  England and Wales                 100
INFRASTRUCTURE ACTIVITIES
Hyder Consulting Group Limited......................  England and Wales     100
  Hyder Consulting Limited..........................  England and Wales                 100
  Hyder Consulting (Pte) Limited....................          Singapore                 100
  Hyder Australia Pty Limited.......................          Australia                 100
  Hyder Consulting Limited..........................          Hong Kong                 100
  Freeman Fox Group Limited.........................          Hong Kong                 100
Hyder Industrial Group Limited......................  England and Wales     100
  Hyder Industrial Limited..........................  England and Wales                 100
  Hyder Holdings Inc................................                USA                 100
Hyder Investments Limited...........................  England and Wales     100
  Hyder Overseas Investments Limited................  England and Wales                 100
Hyder Infrastructure Management Limited.............  England and Wales     100
  Phoenix Electrical Company Limited................  England and Wales                 100
OTHER ACTIVITIES
Brecon Insurance Co Limited.........................           Guernsey                 100

  JOINT VENTURES AND ASSOCIATED UNDERTAKINGS

                                                              TOTAL JOINT VENTURE
                                              COUNTRY OF          /ASSOCIATE           GROUP
                                             INCORPORATION     COMPANY'S EQUITY     SHAREHOLDING
                                           -----------------  -------------------   ------------
JOINT VENTURES
UK Highways M40 (Holdings) plc...........  England and Wales
  Ordinary shares of L1 each.............                             L11.0m            44.0%
UK Highways A55 (Holdings) Limited.......  England and Wales
  Ordinary shares of L1 each.............                              L0.5m            45.0%
  Subordinated loan stock................                              L9.3m            45.0%
City Greenwich Lewisham Link Rail plc....  England and Wales
  Ordinary shares of L1 each.............                              L1.5m            40.0%
  Loan stock.............................                             L11.0m            40.0%
Tieyhtio Nelostie Oy.....................  Finland
  Shares of Fmk 100 each.................                         Fmk 50,000            43.0%
  Loan stock.............................                            Fmk 50m            43.0%
Laing Hyder plc..........................  England and Wales
  Ordinary shares of L1 each.............                              L4.0m            50.0%
  Loan stock.............................                              L0.5m            50.0%
CountyRoute Limited......................  England and Wales
  Ordinary shares........................                              L0.5m            50.0%
  Loan stock.............................                              L9.4m            50.0%
Citylink Telecommunications (Holdings)
  Limited................................  England and Wales
  Ordinary shares........................                             L10.7m            19.5%
  Loan stock.............................                             L32.2m            19.5%
Coastal Clearwater (Holdings) Limited....  England and Wales
  Ordinary shares........................                              L0.1m            50.0%
  Loan stock.............................                              L0.9m            50.0%
ASSOCIATED UNDERTAKINGS
The China Water Co Ltd...................  Cayman Islands
  Shares of US$0.50 each.................                           US$64.8m            20.0%


     The above companies are franchise operators within the highways, railways and telecommunications sectors, with the exception of The China Water Co Ltd and Coastal Clearwater (Holdings) Limited which are infrastructure investment businesses operating in the Chinese and UK water and waste water sectors and Laing Hyder plc, which is an infrastructure investment business operating in the UK Public Private Partnership accommodation sector.

     All the above companies are, in the opinion of the directors, material to the group. A complete list of all subsidiary, joint venture and associate companies is available from the Company Secretary.

45. SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP")

     The Group's consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"). Such principles differ in certain respects from generally accepted accounting principles in the United States ("US GAAP"). A summary of principal differences applicable to the group is set out below. While this is not a comprehensive summary of all differences between UK and US GAAP, other differences would not have a significant effect on the consolidated net income or shareholders equity of the group.

  RECONCILIATION OF PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION UNDER UK GAAP TO NET INCOME UNDER US GAAP

                                                              EXPLANATION
                                                               REFERENCE     2000     1999
                                                              -----------   ------   ------
                                                                              LM       LM
PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION UNDER UK
GAAP........................................................                  74.8    197.4
Less: Equity minority interest..............................       (xi)       (0.2)     (--)
    : Dividend on redeemable preferred stock................        (x)      (16.4)   (16.4)
                                                                            ------   ------
NET INCOME BEFORE US GAAP ADJUSTMENTS.......................                  58.2    181.0
US GAAP adjustments:
  Depreciation of infrastructure assets.....................        (i)      (13.0)   (11.5)
  Pensions..................................................       (ii)       19.9     40.9
  Goodwill amortization - continuing operations.............      (iii)      (20.0)   (19.9)
  Goodwill amortization - discontinued operations...........      (iii)       (1.8)    (2.1)
  Profit on disposal of business and investments in
     associates.............................................       (iv)        8.6      0.6
  Impairment of goodwill....................................        (v)     (432.0)      --
  Deferred taxation -- application of FAS 109...............       (vi)      (17.6)    (3.6)
  Investment properties -- depreciation.....................      (vii)       (0.2)    (0.2)
  Capitalised interest......................................     (viii)       33.5     31.0
  Depreciation on capitalised interest......................     (viii)       (5.5)    (4.4)
  Own shares -- impairment in value.........................      (xii)       10.0       --
  Business development costs................................     (xiii)       (3.3)    (0.8)
  Deferred compensation.....................................       (xv)       (1.5)    (1.6)
  Restructuring costs.......................................      (xvi)       (5.8)    (5.0)
  Financial instruments.....................................     (xvii)        4.6      1.4
  Deferred tax on US GAAP adjustments.......................                  (6.4)   (14.7)
                                                                            ------   ------
NET (LOSS)/INCOME UNDER US GAAP.............................                (372.3)   191.1
                                                                            ======   ======

                                                              EXPLANATION
                                                               REFERENCE     2000    1999
                                                              -----------   ------   -----
                                                                              LM      LM
RECONCILIATION OF NET (LOSS)/INCOME IN ACCORDANCE WITH US
GAAP
  Net (loss)/income from continuing operations..............                (413.1)  172.4
  Net (loss)/income from discontinued operations (net of tax
     benefit and expense: L0.7m and L8.4m, respectively)....    (xviii)       (1.5)   18.7
  Net income from sale of discontinued operations (net of
     tax expense: L13.3m)...................................    (xviii)       42.3      --
                                                                            ------   -----
  Net (loss)/income under US GAAP...........................                (372.3)  191.1
                                                                            ======   =====


  EARNINGS PER SHARE

                                                              EXPLANATION
                                                               REFERENCE     2000      1999
                                                              -----------   -------   -------
                                                                            (PENCE)   (PENCE)
AMOUNTS IN ACCORDANCE WITH US GAAP
Basic earnings per ordinary share:..........................     (xix)
  Continuing operations.....................................                (276.6)    117.5
  Discontinued operations...................................                  27.3      12.7
Net (loss)/income...........................................                (249.3)    130.2
Diluted earnings per ordinary share:........................     (xix)
  Continuing operations.....................................                (276.6)    116.7
  Discontinued operations...................................                  27.3      12.6
Net (loss)/income...........................................                (249.3)    129.3

RECONCILIATION OF SHAREHOLDERS' EQUITY

                                                              EXPLANATION
                                                               REFERENCE     2000      1999
                                                              -----------   -------   -------
                                                                              LM        LM
NET ASSETS UNDER UK GAAP....................................               1,051.6      900.4
Less: Equity minority interests.............................      (xi)        (0.7)      (2.6)
                                                                           -------    -------
SHAREHOLDERS' FUNDS UNDER UK GAAP...........................                1050.9      897.8
US GAAP adjustments:
Infrastructure assets.......................................       (i)       (83.5)     (70.5)
Pensions....................................................      (ii)       189.0      169.1
Goodwill....................................................     (iii)         7.5      536.7
Deferred taxation...........................................      (vi)      (457.1)    (433.4)
Investment properties.......................................     (vii)        (3.6)      (1.9)
Capitalised interest........................................    (viii)       182.3      148.8
Depreciation on capitalised interest........................    (viii)       (21.7)     (16.2)
Ordinary dividends..........................................      (ix)          --       49.7
Redeemable preferred stock..................................       (x)      (206.6)    (206.6)
Own shares..................................................     (xii)       (10.3)     (21.7)
Business development costs..................................    (xiii)        (4.1)      (0.8)
Listed investments..........................................     (xiv)         6.4       16.7
Deferred compensation -- cumulative expense.................      (xv)         4.8        3.3
Deferred compensation -- unrecognized expense...............      (xv)         2.4        3.9
Deferred compensation -- increase to share premium..........      (xv)        (7.2)      (7.2)
Restructuring costs.........................................     (xvi)         2.0        7.8
Financial instruments.......................................    (xvii)        (3.5)      (8.1)
                                                                           -------    -------
SHAREHOLDERS' FUNDS UNDER US GAAP...........................                 647.7    1,067.4
                                                                           =======    =======


  (I) DEPRECIATION OF INFRASTRUCTURE ASSETS

     Under UK GAAP, depreciation is not provided on infrastructure assets which increases capacity or enhances the network because the network of systems is required to be maintained in perpetuity and therefore has no finite economic life. Expenditures on maintaining the operating capability of the network in accordance with defined standards of service are capitalized as fixed asset additions and depreciated each year based on the level of annual expenditures required to maintain the operating capability of the network based on the independently certified asset management plan. Under US GAAP, depreciation is required to be charged on all assets, excluding land, and infrastructure assets are written off in equal annual installments over 85 years, being the estimated economic life under US GAAP. The difference between amounts depreciated under UK GAAP for capitalized maintenance and amounts which would be expensed under US GAAP for maintenance are not material.

  (II) PENSIONS

     Under UK GAAP the cost of providing pension benefits under defined benefit pension schemes is expensed over the average expected service lives of eligible employees and is aimed to produce an estimate of cost based on long-term actuarial assumptions. Variations from the regular pension cost arising from, for example, experience deficiencies or surpluses, are charged or credited to the profit and loss account over the expected average remaining service lives of current employees in the schemes.

     Under US GAAP the annual pension cost for such schemes comprises the estimated cost of benefits accruing in the period as determined in accordance with SFAS 87, which requires readjustment of the significant actuarial assumptions annually to reflect current market and economic conditions.

  (III) GOODWILL, CAPITALISATION AND AMORTISATION

     Both UK GAAP and US GAAP require purchase consideration to be allocated to the net assets acquired at their fair value on the date of acquisition, with the difference between the consideration paid and the fair value of the identifiable net assets acquired recognized as goodwill. Under applicable UK GAAP, goodwill and negative goodwill arising on acquisitions subsequent to April 1, 1997 are capitalised and amortised over their useful economic lives, not to exceed 20 years. Goodwill arising on acquisitions prior to that date were written off against reserves. Under US GAAP, goodwill is capitalised and amortised over its estimated useful life, not to exceed 40 years. Prior to 1 April 1997, Hyder acquired South Wales Electricity plc, an electricity supply and distribution business, and the Acer Group Limited, an engineering consultancy business.

     A summary of the movements in the goodwill balance during fiscal year 2000 is as follows:

Goodwill, net of amortization, at December 31, 1999.........    536.7
Amortization of goodwill -- continuing operations...........    (20.0)
Amortization of goodwill -- discontinued operations.........     (1.8)
Goodwill allocated to sale of discontinued operations.......    (75.4)
Impairment of goodwill(v)...................................   (432.0)
                                                              -------
Goodwill, net of amortization, at December 31, 2000.........      7.5
                                                              =======


  (IV) PROFITS ON DISPOSAL OF BUSINESSES AND INVESTMENTS IN ASSOCIATES

     Under UK GAAP, on the subsequent disposal or termination of a previously acquired business, the profit or loss on disposal is calculated after charging the amount of any related goodwill previously taken directly to reserves for UK GAAP. Under US GAAP, unamortized goodwill is taken into account in calculating profits or losses on disposal.

  (V) GOODWILL IMPAIRMENT

     Under UK GAAP, goodwill previously written off to reserves is not charged to profit and loss account if impaired. Under US GAAP, Hyder reviews long-lived assets for potential impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets held for use is measured by comparing the carrying amount of an asset to the undiscounted estimated future cash flows expected to be generated by the asset. In estimating expected future cash flows for determining whether an asset is impaired, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets. If any such assets are considered to be impaired, the impairment to be recognized is the amount by which the carrying amount of the assets exceeds its fair value.

     Following the electricity price review, effective from 1 April 2000, the Group reviewed its long lived assets and goodwill for impairment. The impairment review resulted in identification of an impairment of the goodwill associated with the acquisition of South Wales Electricity plc.

  (VI) DEFERRED TAXATION

     Under UK GAAP deferred taxation is calculated, using the liability method, in respect of timing differences arising from the difference between accounting and taxable profits. Provision is made for deferred taxation only to the extent that it is probable that a liability or asset will crystallize in the foreseeable future.

     Under US GAAP deferred tax is provided for on a full liability basis. Under the full liability method deferred tax assets or liabilities are recognized for differences between the financial and tax basis of assets and liabilities and for tax loss carry forwards at the statutory rate at each reporting date. A valuation allowance is established when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The deferred income tax adjustment presented reflects the application of the full liability method to the UK GAAP financial statements as well as temporary differences arising from the US GAAP adjustments.

  (VII) INVESTMENT PROPERTIES

     Under UK GAAP, Hyder values investment properties at fair market value. Depreciation is not applied, except where properties are held on leasehold with an unexpired term of 20 years or less. Under US GAAP, investment properties are valued at cost less accumulated depreciation.

  (VIII) CAPITALISED INTEREST

     As permitted under UK GAAP, the company expenses interest incurred in respect of specific or general borrowings to finance the construction of tangible fixed assets. US GAAP requires that, subject to specific criteria, such interest should be capitalized and amortized over the useful life of the related asset.

  (IX) ORDINARY DIVIDENDS

     Under UK GAAP the proposed and paid ordinary dividends are recognized in the financial year to which they relate. Under US GAAP such dividends are not recognized until the period in which they are formally approved.

  (X) REDEEMABLE PREFERRED STOCK

     Under UK GAAP, redeemable preferred stock is accounted for in equity and the fixed rate coupon on the preferred stock is treated as dividends.

Under US GAAP all issues of mandatorily redeemable stock are excluded from the shareholders' equity section of the balance sheet and are presented separately as long-term debt. Dividends on such stock are treated as interest and deducted from net income.

  (XI) EQUITY MINORITY INTERESTS

     Under UK GAAP, minority interests in Hyder group subsidiaries are treated as an element of equity. Under US GAAP, minority interests are accounted for outside of equity.

  (XII) OWN SHARES -- IMPAIRMENT IN VALUE

     Under UK GAAP, the company's own shares reacquired are held as fixed asset investments and are stated at cost less amounts provided to reflect impairment in value.

     Under US GAAP, own shares are classified as treasury stock, which is recognized as a reduction in shareholders' equity and no impairment is recognized.

  (XIII) BUSINESS DEVELOPMENT COSTS

     Under UK GAAP, internal business development costs and contract tendering costs, in certain circumstances, are capitalized and expensed against future income streams. Under US GAAP, internal business development costs and contract tendering costs are expensed as incurred.

  (XIV) LISTED INVESTMENTS

     Under UK GAAP, listed investments are investments in companies which are listed on an internationally recognized stock exchange. Under US GAAP, these investments are classified as available for sale and unrealized holding gains and losses are excluded from earnings and included as a component of other comprehensive income within shareholders' funds.

  (XV) DEFERRED COMPENSATION

     Under US GAAP the difference between market price and grant price of shares issued under the Employee Sharesave Schemes is recorded in the balance sheet as deferred compensation and is amortized over the vesting period. Under UK GAAP, no compensation expense is recognized under the schemes.

  (XVI) RESTRUCTURING COSTS

     The Company has recorded a provision for planned restructuring costs. Under US GAAP, certain specific criteria must be met before costs can be included in a restructuring provision. If these criteria fail to be met, the costs must be expensed in the financial year in which the costs are incurred. In 1999, under UK GAAP, Hyder adopted the provisions of FRS 12 which sets forth criteria for the recognition of restructuring reserves which are substantially consistent with US GAAP.

  (XVII) FINANCIAL INSTRUMENTS

     Under UK GAAP, gains and losses on hedges are deferred and recognized in income when they have crystallised.

     Under US GAAP, the applicable accounting practice for financial instruments depends on management's intention for their disposition and may require adjustments to their market or fair value. Under US GAAP, the following conditions must be met for an item to be accounted for as a hedge: (a) the item to be hedged must expose the company to price or interest rate risk; (b) it must be probable that the results of the futures contracts will substantially offset the effects of price or interest rate changes on the hedged item; and (c) the futures contracts must be designated by management as a hedge of the item. For futures contracts that are accounted for as a hedge of items reported at the lower of cost or market, gains and losses on futures contracts are deferred and recognized in income when costs related to the hedged item are recognized in income. Derivative financial instruments held by Hyder which manage the interest rate profile and are not matched by a primary financial instrument do not qualify for hedge accounting and changes in their fair value are required to be recorded as a gain or loss in the period.

  (XVIII) DISCONTINUED OPERATIONS

     During the year ended March 31, 2000, the Group sold its energy supply business and its environmental laboratories business. Under UK GAAP, both of these businesses qualify as discontinued operations. Under US GAAP, only the energy supply business is considered a segment of the Group and qualifies as a discontinued operation.

  (XIX) NET INCOME PER ORDINARY SHARE

Under UK GAAP basic earnings per share is based on the weighted average number of ordinary shares outstanding during the period after excluding the weighted average ordinary shares held by the qualifying share option trusts and the directors' long term incentive plan. Earnings per share is the profit in pence attributable to each equity share, based on the profit after tax, minority interests, dividend on preferred stock and exceptional items, divided by the number of equity shares issued and ranking for dividend in respect of period. This method is also used for basic earnings per share under US GAAP.

     Under UK GAAP, the calculation of fully diluted earnings per ordinary share is based on the profit after tax, minority interests, dividend on preferred stock and exceptional items, plus notional interest on outstanding share options. Under US GAAP, diluted earnings per share must also be disclosed. Diluted earnings or loss per share is determined by dividing the net earnings or loss by the sum of (1) the weighted average number of common shares outstanding and (2) if not anti-dilutive, the effect of outstanding warrants and stock options determined utilising the treasury stock method. Under this method, the funds that would be received from the exercise of options are assumed to be utilised in reacquiring shares. The potential dilution caused by the exercise of share options therefore represents the difference between the number of shares that would be issued on the exercise of the option and the theoretical number of shares that could be reacquired utilising the funds received.

     Earnings per share computed in accordance with US GAAP has been based on the following number of shares:

                                                               FOR THE YEAR
                                                              ENDED MARCH 31
                                                              ---------------
                                                               2000     1999
                                                              ------   ------
                                                              NUMBER   NUMBER
                                                               (M)      (M)

Weighted average number of shares under US GAAP -- basic
  EPS.......................................................  149.3    146.7
Common stock equivalents -- dilutive share options..........    0.0      1.0
                                                              -----    -----
Weighted average number of shares under US GAAP -- diluted
  EPS.......................................................  149.3    147.7
                                                              -----    -----


     For the year ended March 31, 2000, 0.1 million common stock equivalents were excluded from the calculation as inclusion of these shares would have been anti-dilutive.

  (XX) CASH FLOW STATEMENTS

     The consolidated cash flow statements have been prepared under UK GAAP in accordance with FRS 1 (revised) and present substantially the same information as required under SFAS 95. However, there are certain differences between FRS 1 (revised) and SFAS 95 with regard to classification of items within the cash flow statement.

     In accordance with FRS 1 (revised), cash flows are prepared separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends paid, management of liquid resources and financing. Under SFAS 95, cash flows are classified under operating activities, investing activities and financing activities.

     Under FRS 1 (revised), cash is defined as cash in hand and deposits repayable on demand, less overdrafts repayable on demand. Under SFAS 95, cash and cash equivalents are defined as cash and investments with original maturities of three months or less. Bank overdrafts have been included within financing activities under US GAAP.

     A summary of the group's cash flows from operating, investing and financing activities classified in accordance with SFAS 95 is presented below.

                                                               2000     1999
                                                              ------   ------
                                                                LM       LM

Net cash provided by operating activities...................   257.8    143.8
Net cash used in investing activities.......................  (257.9)  (412.6)
Net cash provided by financing activities...................    22.1    339.1
                                                              ------   ------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................    22.0     70.3
Effect of exchange rate changes on cash.....................    (0.3)     0.2
Cash and cash equivalents at beginning of year..............   316.8    246.3
                                                              ------   ------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................   338.5    316.8
                                                              ------   ------
CASH AND CASH EQUIVALENTS AT THE END OF YEAR ARE:
Cash at bank and in hand....................................    34.0     21.0
Current asset investments...................................   304.5    295.8
                                                              ======   ======